Product Supplement EQUITY LIRN-1	Filed Pursuant to Rule 424(b)(2)
(To Prospectus dated May 15, 2025	Registration Statement No. 333-287303
and Series A Prospectus Supplement dated May 15, 2025)	October 30, 2025

Leveraged Index Return Notes® “LIRNs®” Linked to One or More Equity Indices or Exchange-Traded Funds
•	The LIRNs are unsecured and unsubordinated obligations issued by Barclays Bank PLC. Any payments due on the LIRNs, including any repayment of principal, will be subject to the credit risk of Barclays Bank PLC and to the exercise of any U.K. Bail-in Power (as defined below) by any relevant U.K. resolution authority (as described in the accompanying prospectus supplement).
•	The LIRNs do not guarantee the return of principal at maturity, and we will not pay interest on the LIRNs. Instead, the return on the LIRNs will be based on the performance of an underlying “Market Measure,” which will be an equity index (an “Index”), an exchange-traded fund (an “Underlying Fund”) or a basket of the foregoing.
•	The LIRNs provide an opportunity to earn a multiple of the positive performance of the Market Measure, and may provide limited protection against the risk of losses. You will be exposed to any negative performance of the Market Measure below the Threshold Value (as defined below) on a 1-to-1 basis. If specified in the applicable term sheet (as defined below), your LIRNs may be “Capped LIRNs.” In the case of Capped LIRNs, the amount payable at maturity will not exceed a specified cap (the “Capped Value”). Additionally, if specified in the applicable term sheet, your LIRNs may be subject to an automatic call, which will limit your return to a fixed amount if the LIRNs are called.
•	If the LIRNs are not automatically called prior to maturity, if applicable, and the value of the Market Measure increases from its Starting Value to its Ending Value (each as defined below), you will receive at maturity a cash payment per unit (the “Redemption Amount”) that equals the principal amount plus a multiple of that increase, and in the case of Capped LIRNs, up to the Capped Value. If the LIRNs are not automatically called prior to maturity, if applicable, and the value of the Market Measure does not change or decreases from its Starting Value to its Ending Value, but not below the Threshold Value, then the Redemption Amount will equal the principal amount.
•	However, if the Ending Value is less than the Threshold Value, you will be subject to 1-to-1 downside exposure to the decrease in the value of the Market Measure below the Threshold Value. In such case, you will lose all or a portion (which could be significant) of the principal amount of your LIRNs.
•	If specified in the applicable term sheet, your LIRNs may be subject to an automatic call. In that case, the LIRNs will be automatically called if the Observation Level on any Observation Date is greater than or equal to the Call Level (each as defined below). If called, you will receive a cash payment per unit on the applicable Call Settlement Date (as defined below) that equals the principal amount plus the applicable Call Premium (as defined below).
•	This product supplement describes the general terms of the LIRNs, the risk factors to consider before investing, the general manner in which they may be offered and sold, and other relevant information.
•	For each offering of the LIRNs, we will provide you with a pricing supplement (which we refer to as a “term sheet”) that will describe the specific terms of that offering, including the specific Market Measure, the Capped Value, if applicable, the Threshold Value, the Participation Rate (as defined below), and, if the LIRNs are subject to an automatic call, the Call Level, the Call Amount and the Call Premium for each Observation Date, the Observation Dates and the Call Settlement Dates, and certain related risk factors. The applicable term sheet will identify, if applicable, any additions or changes to the terms specified in this product supplement.
•	The LIRNs will be issued in denominations of whole units. Unless otherwise set forth in the applicable term sheet, each unit will have a principal amount of $10. The applicable term sheet may also set forth a minimum number of units that you must purchase.
•	Unless otherwise specified in the applicable term sheet, the LIRNs will not be listed on a securities exchange or quotation system.
•	BofA Securities, Inc. (“BofAS”) and one or more of its affiliates may act as our agents to offer the LIRNs, and will act in a principal capacity in such role.

The LIRNs are our unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC. The LIRNs are not covered by the U.K. Financial Services Compensation Scheme or insured by the U.S. Federal Deposit Insurance Corporation (the “FDIC”) or any other governmental agency or deposit insurance agency of the United States, the United Kingdom or any other jurisdiction.

Potential purchasers of the LIRNs should consider the information in “Risk Factors” beginning on page PS-9 of this product supplement and page S-9 of the accompanying prospectus supplement. You may lose all or a significant portion of your investment in the LIRNs.

None of the Securities and Exchange Commission (the “SEC”), any state securities commission, or any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this product supplement or the accompanying prospectus supplement or prospectus. Any representation to the contrary is a criminal offense.

BofA Securities

TABLE OF CONTENTS

We have not authorized anyone to provide any information other than that contained or incorporated by reference in the applicable term sheet, this product supplement or the accompanying prospectus supplement or prospectus with respect to the LIRNs offered by the applicable term sheet or with respect to Barclays Bank PLC. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The applicable term sheet, together with this product supplement and the accompanying prospectus supplement and prospectus, will contain the terms of the LIRNs and will supersede all other prior or contemporaneous oral statements as well as any other written materials, including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of Barclays Bank PLC. The information in each applicable term sheet, this product supplement and the accompanying prospectus supplement and prospectus may be accurate only as of the date of that document.

The LIRNs are not appropriate for all investors and involve a number of risks and important legal and tax consequences that should be discussed with your professional advisOrs. You should be aware that the regulations of Financial Industry Regulatory Authority, Inc., or “FINRA,” and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the LIRNs. The applicable term sheet, this product supplement and the accompanying prospectus supplement and prospectus do not constitute an offer to sell or a solicitation of an offer to buy the LIRNs under any circumstances in which that offer or solicitation is unlawful.

LIRNs® and “Leveraged Index Return Notes®” are registered service marks of Bank of America Corporation, the parent corporation of BofAS.

SUMMARY

The information in this “Summary” section is qualified in its entirety by the more detailed explanation set forth elsewhere in this product supplement and the accompanying prospectus supplement and prospectus, as well as the applicable term sheet. Neither we nor BofAS have authorized any other person to provide you with any information other than that contained or incorporated by reference in this product supplement, the accompanying prospectus supplement and prospectus, and the applicable term sheet. Neither we nor BofAS take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

Key Terms:

General:

The LIRNs are unsecured and unsubordinated obligations of Barclays Bank PLC, and are not covered by the U.K. Financial Services Compensation Scheme or insured or guaranteed by the FDIC or any other governmental agency of the United States, the United Kingdom or any other jurisdiction. They rank pari passu, without any preference among themselves, with all our other outstanding unsecured and unsubordinated obligations, present and future, except those obligations as are preferred by operation of law. Any payments due on the LIRNs, including any repayment of principal, are subject to our credit risk and to the exercise of any U.K. Bail-in Power by any relevant U.K. resolution authority (as described in the accompanying prospectus supplement).

The return on the LIRNs will be based on the performance of a Market Measure and there is no guaranteed return of principal at maturity. Therefore, you will lose all or a portion (which could be significant) of your investment if the LIRNs are not automatically called prior to maturity, if applicable, and the value of the Market Measure decreases from the Starting Value to an Ending Value that is less than the Threshold Value.

Each issue of the LIRNs will mature on the date set forth in the applicable term sheet, unless, if applicable, the LIRNs are automatically called on an earlier date. We cannot redeem the LIRNs at our option on any earlier date, except under the limited circumstances as set forth in the section “Description of the LIRNs—Anti-Dilution and Discontinuance Adjustments Relating to Underlying Funds—Discontinuance of or Material Change to an Underlying Fund.” We will not make any payments on the LIRNs until maturity or earlier call (if applicable), and you will not receive any interest payments.  You should be aware that if the automatic call feature applies to your LIRNs, it may shorten the term of an investment in the LIRNs, and you must be willing to accept that your LIRNs may be called prior to maturity.

Market Measure:

The Market Measure may consist of one or more of the following:

•     U.S. broad-based Indices;

•     U.S. sector or style-based Indices;

•     non-U.S. or global Indices;

•     Underlying Funds; or

•     any combination of the above.

The Market Measure may consist of a group, or “Basket,” of the foregoing. We refer to each Index or Underlying Fund included in any Basket as a “Basket Component.” If the Market Measure to which your LIRNs are linked is a Basket, the Basket Components will be set forth in the applicable term sheet.
Market Measure Performance:

The performance of the Market Measure will be measured according to the percentage change of the Market Measure from its Starting Value to its Ending Value.

Unless otherwise specified in the applicable term sheet:

In the case of an Index, the “Starting Value” will be the closing level of that Index on the date when the LIRNs are priced for initial sale to the public (the “pricing date”).

In the case of an Underlying Fund, the “Starting Value” will be the Closing Market Price, as defined under “Description of the LIRNs—The Starting Value and the Ending Value,” of that Underlying Fund on the pricing date.

If the Market Measure consists of a Basket, the Starting Value will be equal to 100. See “Description of the LIRNs—Basket Market Measures.”

The “Threshold Value” will be a value of the Market Measure that equals a specified percentage (100% or less) of the Starting Value. The Threshold Value will be determined on the pricing date and set forth in the applicable term sheet. If the Threshold Value is equal to 100% of the Starting Value, you will be exposed to any decrease in the value of the Market Measure from the Starting Value to the Ending Value on a 1-to-1 basis, and you may lose all of your investment in the LIRNs.

In the case of an Index, the “Ending Value” will equal the average of the closing levels of that Index on each calculation day during the Maturity Valuation Period (each as defined below).

In the case of an Underlying Fund, the “Ending Value” will equal the average of the products of (i) the Closing Market Price of the Underlying Fund on each calculation day during the Maturity Valuation Period and (ii) its Price Multiplier on that day.

If the applicable term sheet specifies that the LIRNs will be subject to an automatic call, the “Call Level” will be a value of the Market Measure that equals a specified percentage of the Starting Value. The Call Level will be determined on the pricing date and set forth in the applicable term sheet.

In the case of an Index, the “Observation Level” will be the closing level of the Index on the applicable Observation Date. In the case of an Underlying Fund, the “Observation Level” will equal the product of the Closing Market Price of the Underlying Fund on the applicable Observation Date and its Price Multiplier on that day. The “Observation Dates” will be set forth in the applicable term sheet, subject to postponement in the event of Market Disruption Events or non-Market Measure Business Days (each as defined below). The final Observation Date will occur prior to the beginning of the Maturity Valuation Period. See “Description of the LIRNs—Automatic Call.”

If the Market Measure consists of a Basket, the Observation Level and the Ending Value will be determined as described in “Description of the LIRNs—Basket Market Measures—Observation Level or Ending Value of the Basket.”

If a Market Disruption Event (as defined below) occurs and is continuing on a scheduled calculation day or a scheduled Observation Date, if applicable, or if certain other events occur, the calculation agent will determine the Ending Value or Observation Level as set forth in the section “Description of the LIRNs—Automatic Call,” “—The Starting Value and the Ending Value—Ending Value” or “—Basket Market Measures—Observation Level or Ending Value of the Basket,” as applicable.
Participation Rate:	The rate at which investors participate in any increase in the value of the Market Measure, as calculated below. The Participation Rate will be equal to or greater than 100%, and will be set forth in the applicable term sheet. If the Participation Rate is 100%, your participation in any upside performance of the Market Measure will not be leveraged.
Capped Value:	For Capped LIRNs, the maximum Redemption Amount. Any positive return on the Capped LIRNs will be limited to the return represented by the Capped Value specified in the applicable term sheet. We will determine the applicable Capped Value on the pricing date of each issue of the Capped LIRNs.
Price Multiplier:	Unless otherwise set forth in the applicable term sheet, the “Price Multiplier” for an Underlying Fund will be 1, and will be subject to adjustment for certain events relating to that Underlying Fund described below under “Description of the LIRNs—Anti-Dilution and Discontinuance Adjustments Relating to Underlying Funds.”
Automatic Call Prior to Maturity:

If specified in the applicable term sheet, your LIRNs may be subject to an automatic call prior to maturity. In that case, the LIRNs will be automatically called, in whole but not in part, for an amount equal to the applicable Call Amount if, on any Observation Date, the Observation Level of the Market Measure is greater than or equal to the Call Level. If the LIRNs are automatically called, the applicable Call Amount will be paid on the applicable Call Settlement Date. No further amounts will be payable after an automatic call.

Any payments due on the LIRNs, including any repayment of principal, are subject to our credit risk as issuer of the LIRNs and the risk of exercise of any U.K. Bail-in Power.

The applicable “Call Amount” will be equal to the principal amount per unit plus the “Call Premium” related to the applicable Observation Date. Each Call Premium will be a percentage of the principal amount and will be set forth in the applicable term sheet.

Redemption Amount at Maturity:

Unless the LIRNs are subject to an automatic call and are automatically called prior to the maturity date, at maturity, you will receive a Redemption Amount that is greater than the principal amount if the value of the Market Measure increases from the Starting Value to the Ending Value. In the case of Capped LIRNs, the Redemption Amount will not exceed the Capped Value. If the value of the Market Measure does not change or decreases from the Starting Value to the Ending Value but not below the Threshold Value, then the Redemption Amount will equal the principal amount. If the Ending Value is less than the Threshold Value, you will be subject to 1-to-1 downside exposure to the decrease in the value of the Market Measure below the Threshold Value and will receive a Redemption Amount that is less than the principal amount and, if the Threshold Value is equal to 100% of the Starting Value, could be zero.

Any payments due on the LIRNs, including any repayment of principal, are subject to our credit risk as issuer of the LIRNs and the risk of exercise of any U.K. Bail-in Power.

The Redemption Amount, denominated in U.S. dollars, will be calculated as follows:

Principal at Risk:	You may lose all or a portion (which could be significant) of the principal amount of the LIRNs. Further, if you sell your LIRNs prior to maturity or automatic call (if applicable) in the secondary market (if any), the market value per LIRN may be less than the price that you paid for the LIRNs.
Calculation Agents:	The calculation agents will make all determinations associated with the LIRNs. Unless otherwise set forth in the applicable term sheet, we or one of our affiliates may act as the calculation agent, or we may appoint BofAS or one of its affiliates to act as the calculation agent for the LIRNs. Alternatively, we (or one of our affiliates) and BofAS (or one of its affiliates) may act as joint calculation agents for the LIRNs. See the section entitled “Description of the LIRNs—Role of the Calculation Agent.”
Agents:	BofAS and one or more of its affiliates will act as our agents in connection with each offering of the LIRNs and will receive an underwriting discount based on the number of units of the LIRNs sold. None of the agents is your fiduciary or advisor solely as a result of the making of any offering of the LIRNs, and you should not rely upon this product supplement, the applicable term sheet, or the accompanying prospectus supplement or prospectus as investment advice or a recommendation to purchase the LIRNs.
Listing:	Unless otherwise specified in the applicable term sheet, the LIRNs will not be listed on a securities exchange or quotation system.
U.K. Bail-in Power:	Notwithstanding and to the exclusion of any other terms of the LIRNs or any other agreements, arrangements or understandings between Barclays Bank PLC and any holder or beneficial owner of the LIRNs (or the trustee on behalf of the holders of the LIRNs), by acquiring the LIRNs, each holder or beneficial owner of the LIRNs, acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority.

This product supplement relates only to the LIRNs and does not relate to any Index or Underlying Fund that comprises the Market Measure described in any applicable term sheet. You should read carefully the entire prospectus, prospectus supplement, and this product supplement, together with the applicable term sheet, to understand fully the terms of your LIRNs, as well as the tax and other considerations important to you in making a decision about whether to invest in any LIRNs. In particular, you should review carefully the sections in this product supplement and the accompanying prospectus supplement entitled “Risk Factors,” which highlight a number of risks of an investment in the LIRNs, to determine whether an investment in the LIRNs is appropriate for you. Additional risk factors may be set forth in the applicable term sheet. If information in this product supplement is inconsistent with the accompanying prospectus supplement or prospectus, this product supplement will supersede those documents. However, if information in any applicable term sheet is inconsistent with information in this product supplement, that term sheet will supersede this product supplement.

Neither we nor any agent is making an offer to sell the LIRNs in any jurisdiction where the offer or sale is not permitted.

Certain capitalized terms used and not defined in this product supplement have the meanings ascribed to them in the accompanying prospectus supplement or prospectus. Unless otherwise indicated or unless the context requires otherwise, all references in this product supplement to “we,” “us,” “our,” or similar references are to Barclays Bank PLC.

You are urged to consult with your own attorneys and business and tax advisors before making a decision to purchase any LIRNs.

RISK FACTORS

Your investment in the LIRNs is subject to investment risks, many of which differ from those of a conventional debt security. Your decision to purchase the LIRNs should be made only after carefully considering the risks, including those discussed below, together with the risk information contained in the accompanying prospectus supplement and in the applicable term sheet, in light of your particular circumstances. The LIRNs are not an appropriate investment for you if you are not knowledgeable about the material terms of the LIRNs or investments in equity or equity-based securities in general.

Structure-related Risks

Your investment may result in a loss; there is no guaranteed return of principal. There is no fixed principal repayment amount on the LIRNs at maturity. The return on the LIRNs will be based on the performance of the Market Measure. If the LIRNs are not automatically called (if applicable), and the Ending Value is less than the Threshold Value, then you will receive a Redemption Amount at maturity that will be less than, and possibly significantly less than, the principal amount of your LIRNs. If the Threshold Value is equal to 100% of the Starting Value, the Redemption Amount could be zero.

The LIRNs do not pay interest, and any return on the LIRNs may be less than the yield on a conventional fixed or floating rate debt security of comparable maturity. There will be no periodic interest payments on the LIRNs as there would be on a conventional fixed-rate or floating-rate debt security having the same maturity. Any return that you receive on the LIRNs may be less than the return you would earn if you purchased a conventional debt security with the same maturity date. As a result, your investment in the LIRNs may not reflect the full opportunity cost to you when you consider factors, such as inflation, that affect the time value of money.

Payment on the LIRNs is subject to our credit risk, and any actual or perceived changes in our creditworthiness are expected to affect the value of the LIRNs. The LIRNs are our senior unsecured debt securities. As a result, your receipt of any payment on the LIRNs is dependent upon our ability to repay our obligations on the applicable payment date, regardless of whether the Market Measure increases from the Starting Value to the Ending Value or, if applicable, the Observation Level. No assurance can be given as to what our financial condition will be on the applicable payment date. If we become unable to meet our financial obligations as they become due, you may not receive any amounts payable under the terms of the LIRNs.

In addition, our credit ratings are an assessment by ratings agencies of our ability to pay our obligations. Consequently, our perceived creditworthiness and actual or anticipated decreases in our credit ratings or increases in the spread between the yield on our securities and the yield on U.S. Treasury securities (the “credit spread”) prior to the maturity date may adversely affect the market value of the LIRNs. However, because your return on the LIRNs depends upon factors in addition to our ability to pay our obligations, such as the value of the Market Measure, an improvement in our credit ratings will not reduce the other investment risks related to the LIRNs.

Any positive return on your investment will be limited to the return represented by the Capped Value, if applicable, and may be less than a comparable investment directly in the Market Measure or the securities, commodities or other assets represented by the Market Measure or Basket Component, as applicable. The appreciation potential of the Capped LIRNs is limited to the Capped Value. You will not receive a Redemption Amount greater than the Capped Value, regardless of the extent of the increase in the value of the Market Measure. In contrast, a direct investment in the Market Measure or the securities, commodities or other assets represented by the Market Measure or Basket Component would allow you to receive the full benefit of any appreciation in the value of the Market Measure (or those underlying assets).

In addition, unless otherwise set forth in the applicable term sheet or in the event of an adjustment as described in this product supplement under “Description of the LIRNs—Anti-Dilution and Discontinuance Adjustments Relating to Underlying Funds,” an Observation Level, if applicable, or the Ending Value will not reflect the value of any dividends paid, or any distributions made, on the Market Measure or Basket Component or any of their respective underlying assets or any other rights associated with the Market Measure, Basket Component or those underlying assets. Thus, any return on the LIRNs will not reflect the return you would realize if you actually owned shares or units of the Market Measure, Basket Component or any of their respective underlying assets, as applicable.

Additionally, the Market Measure may consist of one or more Indices or Underlying Funds that include components traded in a non-U.S. currency that, for purposes of calculating the level of such Index or Underlying Fund, are not converted into U.S. dollars. If the value of that non-U.S. currency strengthens against the U.S. dollar during the term of your LIRNs, you may not obtain the benefit of that increase, which you would have received if you had owned shares or units of the Market Measure or those components, as applicable.

If the LIRNs are subject to an automatic call and are automatically called prior to maturity, your investment return will be limited to the return represented by the applicable Call Premium. If the LIRNs are subject to an automatic call, and if, on any Observation Date, the Observation Level of the Market Measure is greater than or equal to the specified Call Level, the LIRNs will be automatically called. If the LIRNs are automatically called, your return will be limited to the applicable Call Premium, regardless of the extent of the increase in the value of the Market Measure.

Reinvestment Risk. If the LIRNs are subject to an automatic call and are automatically called prior to maturity, the term of the LIRNs will be shorter than their stated term to maturity. There is no guarantee that you would be able to reinvest the proceeds from an investment in the LIRNs at a comparable return for a similar level of risk in the event the LIRNs are automatically called prior to maturity.

Payment on the LIRNs will not reflect changes in the value of the Market Measure that occur other than during the Maturity Valuation Period or on the applicable Observation Dates, if applicable. Changes in the value of the Market Measure during the term of the LIRNs other than during the Maturity Valuation Period, or on the applicable Observation Dates, if applicable, will not be reflected in the calculation of the Redemption Amount or the determination of whether the LIRNs will be automatically called, if applicable. To calculate the Redemption Amount, the calculation agent will compare only the Ending Value to the Starting Value or the Threshold Value, as applicable. To determine whether the LIRNs will be automatically called, if applicable, the calculation agent will refer only to the value of the Market Measure on the applicable Observation Date. No other values of the Market Measure will be taken into account. As a result, even if the value of the Market Measure has increased at certain times during the term of the LIRNs, your LIRNs will not be called, if applicable, if the Observation Level on each Observation Date is less than the Call Level, and, if not automatically called (as applicable), you will receive a Redemption Amount that is less than the principal amount if the Ending Value is less than the Threshold Value. In addition, since the Ending Value will equal the average of the values of the Market Measure on each calculation day during the Maturity Valuation Period, the Ending Value may be less than the value of the Market Measure on any particular calculation day during the Maturity Valuation Period.

If your LIRNs are linked to a Basket, increases in the values of one or more of the Basket Components may be offset by decreases in the values of one or more of the other Basket Components. The Market Measure of your LIRNs may be a Basket. In such a case, changes in the values of one or more of the Basket Components may not correlate with changes in the values of one or more of the other Basket Components. The values of one or more Basket Components may increase, while the values of one or more of the other Basket Components may decrease or not increase as much. Therefore, in calculating the value of the Market Measure at any time, increases in the value of one Basket Component may be moderated or wholly offset by decreases or lesser increases in the values of one or more of the other Basket Components. If the weightings of the applicable Basket Components are not equal, adverse changes in the values of the Basket Components that are more heavily weighted could have a greater impact upon the value of the Market Measure and, consequently, the return on your LIRNs.

Any payments on the LIRNs are subject to the exercise of U.K. Bail-in Power by the relevant U.K. resolution authority. Any payments on the LIRNs are subject to the exercise of any U.K. Bail-in Power by any relevant U.K. resolution authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, or any other amounts payable on, the LIRNs; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, or any other amounts payable on, the LIRNs into shares or other securities or other obligations of Barclays Bank PLC or another person (and the issue to, or conferral on, the holder or beneficial owner of the LIRNs of such shares, securities or obligations); (iii) the cancellation of the LIRNs and/or (iv) the amendment or alteration of the maturity of the LIRNs, or the amendment of the amount of interest or any other amounts due on the LIRNs, or the dates on which interest or any other amounts become payable, including by suspending payment for a temporary period.

Notwithstanding and to the exclusion of any other term of the LIRNs or any other agreements, arrangements or understandings between Barclays Bank PLC and any holder or beneficial owner of the LIRNs (or the trustee on behalf of the holders of the LIRNs), by acquiring the LIRNs, each holder or beneficial owner of the LIRNs acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority. You are urged to consult the information and the risk factors related to U.K. Bail-in Power set forth in the applicable term sheet and the accompanying prospectus supplement prior to investing in the LIRNs.

Valuation- and Market-related Risks

The estimated value of the LIRNs is expected to be lower than their public offering price. This difference is expected as a result of certain factors, such as the inclusion in the public offering price of the underwriting discount, an expected hedging-related charge, the estimated profit, if any, that we or any of our affiliates expect to earn in connection with structuring the LIRNs, and the estimated cost which we may incur in hedging our obligations under the LIRNs. If you attempt to sell the LIRNs prior to maturity, their market value may be lower than the price you paid for the LIRNs and lower than the estimated value because the secondary market prices take into consideration the levels at which our debt securities trade in the secondary market but do not take into account such fees, charges and other amounts.

Our estimated value of LIRNs is based on subjective assumptions which may not materialize and which may prove to be inaccurate. The estimated value of the LIRNs, which will be set forth in the applicable term sheet, is based on our internal pricing models. Our internal pricing models take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize, typically including volatility, interest rates, and our internal funding rates. These variables and assumptions are not evaluated or verified on an independent basis and may prove to be inaccurate. Different pricing models and assumptions of different financial institutions could provide valuations for the LIRNs that are different from our estimated value.

The estimated value is expected to be based on a number of variables, including volatility, interest rates and our internal funding rates. Our internal funding rates may vary from the levels at which our benchmark debt securities trade in the secondary market. As a result of this difference, the estimated value set forth in the applicable term sheet may be lower if that estimated value was based on the levels at which our benchmark debt securities trade in the secondary market.

The estimated value of the LIRNs will not be a prediction of the prices at which BofAS or its affiliates, or any of our affiliates or any other third parties, may be willing to purchase the LIRNs from you in secondary market transactions. The price at which you may be able to sell your LIRNs in the secondary market at any time will be influenced by many factors that cannot be predicted, such as market conditions and any bid and ask spread for similar size trades, and may be substantially less than our estimated value of LIRNs. Any sale prior to the maturity date could result in a substantial loss to you.

We cannot assure you that there will be a trading market for your LIRNs. If a secondary market exists, we cannot predict how the LIRNs will trade, or whether that market will be liquid or illiquid. The development of a trading market for the LIRNs will depend on various factors, including our financial performance and changes in the value of the Market Measure. The number of potential buyers of your LIRNs in any secondary market may be limited. There is no assurance that any party will be willing to purchase your LIRNs at any price in any secondary market.

We anticipate that one or more of the agents or their affiliates will act as a market-maker for the LIRNs, but none of them is required to do so and may cease to do so at any time. Any price at which an agent or its affiliates may bid for, offer, purchase, or sell any LIRNs may be higher or lower than the applicable public offering price, and that price may differ from the values determined by pricing models that it may use, whether as a result of dealer discounts, mark-ups, or other transaction costs. These bids, offers, or transactions may adversely affect the prices, if any, at which the LIRNs might otherwise trade in the market. In addition, if at any time any entity were to cease acting as a market-maker for any issue of the LIRNs, it is likely that there would be significantly less liquidity in that secondary market. In such a case, the price at which those LIRNs could be sold would likely be lower than if an active market existed.

Unless otherwise stated in the applicable term sheet, we will not list the LIRNs on any securities exchange or quotation system. Even if an application were made to list your LIRNs, we cannot assure you that the application will be approved or that your LIRNs will be listed and, if listed, that they will remain listed for their entire term. The listing of the LIRNs on any securities exchange or quotation system will not necessarily ensure that a trading market will develop or, if a trading market does develop, that there will be liquidity in the trading market.

The LIRNs are not designed to be short-term trading instruments, and if you attempt to sell the LIRNs prior to maturity, their market value, if any, will be affected by various factors that interrelate in complex ways, and their market value may be less than the principal amount. The LIRNs are not designed to be short-term trading instruments. The limited protection against the risk of losses provided by the Threshold Value, if any, will only apply if you hold the LIRNs to maturity. You have no right to have your LIRNs redeemed at your option prior to maturity. If you wish to liquidate your investment in the LIRNs prior to maturity, your only option would be to sell them in the secondary market (if any). At that time, there may be an illiquid market for your LIRNs or no market at all. Even if you were able to sell your LIRNs, there are many factors outside of our control that may adversely affect their market value, some of which, but not all, are stated below. These factors may interact with each other in complex and unpredictable ways, and the impact of any one factor may be offset or magnified by the effect of another factor. Each of the following paragraphs describes a specific factor’s expected impact on the market value of the LIRNs, assuming all other conditions remain constant.

•	Value of the Market Measure. We anticipate that the market value of the LIRNs prior to maturity generally will depend to a significant extent on the value of the Market Measure. In general, it is expected that the market value of the LIRNs will decrease as the value of the Market Measure decreases, and increase as the value of the Market Measure increases. However, as the value of the Market Measure increases, the market value of the LIRNs may decrease or may not increase at the same rate. If you sell your LIRNs when the value of the Market Measure is less than, or not sufficiently above the applicable Starting Value or Call Level (as applicable), then you may receive less than the principal amount of your LIRNs.

In addition, because the Redemption Amount for Capped LIRNs will not exceed the applicable Capped Value, we do not expect that the Capped LIRNs will trade in any secondary market at a price that is greater than the Capped Value.

Additionally, if the LIRNs are subject to an automatic call, because the amount payable on the LIRNs upon an automatic call will not exceed the applicable Call Amount, we do not expect that the LIRNs will trade in any secondary market prior to any Observation Date at a price that is greater than the applicable Call Amount.

•	Volatility of the Market Measure. Volatility is a measure of the degree of variation in the value of the Market Measure over a period of time. The volatility of the Market Measure during the term of the LIRNs may vary. In addition, an unsettled international environment and related uncertainties may result in greater market volatility, which may continue over the term of the LIRNs. Increases or decreases in the volatility of the Market Measure may have an adverse impact on the market value of the LIRNs. Even if the value of the Market Measure increases after the applicable pricing date, if you are able to sell your LIRNs before their maturity date, you may receive substantially less than the amount that would be payable upon an automatic call, if applicable, or at maturity based on that value because of the anticipation that the value of the Market Measure will continue to fluctuate until the Observation Level, if applicable, or the Ending Value is determined.

•	Economic and Other Conditions Generally. The general economic conditions of the capital markets in the United States, as well as geopolitical conditions and other financial, political, public health, regulatory and judicial events, natural disasters, acts of terrorism or war, and related uncertainties that affect stock or commodity markets generally, may adversely affect the value of the Market Measure and the market value of the LIRNs. If the Market Measure consists of one or more Indices or Underlying Funds that have returns that are calculated based upon securities, commodities or other assets traded in one or more non-U.S. markets (each such Index or Underlying Fund, a “non-U.S. Market Measure”), the value of your LIRNs may also be adversely affected by similar events in the markets of the relevant foreign countries.

•	Interest Rates. We expect that changes in interest rates will affect the market value of the LIRNs. In general, if U.S. interest rates increase, we expect that the market value of the LIRNs will decrease. In general, we expect that the longer the amount of time that remains until maturity, the more significant the impact of these changes will be on the value of the LIRNs. In the case of non-U.S. Market Measures, the level of interest rates in the relevant foreign countries may also affect their economies and in turn the value of the non-U.S. Market Measure, and, thus, the market value of the LIRNs may be adversely affected.

•	Dividend Yields. In general, if the cumulative dividend yields on the assets, if any, included in the Market Measure increase, we anticipate that the market value of the LIRNs will decrease.

•	Exchange Rate Movements and Volatility. If the Market Measure of your LIRNs includes any non-U.S. Market Measures, changes in, and the volatility of, the exchange rates between the U.S. dollar and the relevant non-U.S. currency or currencies could have an adverse impact on the value of your LIRNs, and payments on the LIRNs may depend in part on the relevant exchange rates. In addition, the correlation between the relevant exchange rate and any applicable non-U.S. Market Measure reflects the extent to which a percentage change in that exchange rate corresponds to a percentage change in the applicable non-U.S. Market Measure, and changes in these correlations may have an adverse impact on the value of your LIRNs.

•	Our Financial Condition and Creditworthiness. Our actual and perceived creditworthiness, including any increase in our credit spreads and any actual or anticipated decreases in our credit ratings, may adversely affect the market value of the LIRNs. In general, we expect the longer the amount of time that remains until maturity, the more significant the impact will be on the value of the LIRNs. However, a decrease in our credit spreads or an improvement in our credit ratings will not necessarily increase the market value of the LIRNs.

•	Time to Maturity or, if Applicable, the Next Observation Date. There may be a disparity between the market value of the LIRNs prior to maturity or, if applicable, prior to an Observation Date, and their value at maturity or as of the next Observation Date, if applicable. This disparity is often called a time “value,” “premium,” or “discount,” and reflects expectations concerning the value of the Market Measure during the term of the LIRNs. As the time to maturity or, if applicable, the next Observation Date, decreases, this disparity will likely decrease, such that the market value of the LIRNs will approach the expected Redemption Amount to be paid at maturity or, if applicable, the Call Amount applicable to that Observation Date.

Conflict-related Risks

Trading and hedging activities by us, the agents and our respective affiliates may adversely affect your return on the LIRNs and their market value. We, the agents and our other respective affiliates may buy or sell shares or units of the Market Measure or a Basket Component, or any of their respective underlying assets, as applicable, futures or options contracts or exchange-traded instruments on the Market Measure or a Basket Component or their respective underlying assets, or other listed or over-the-counter derivative instruments whose value is derived from the Market Measure or a Basket Component or their respective underlying assets. We, the agents or our respective affiliates may execute such purchases or sales for our own or their own accounts, for business reasons, or in connection with hedging our obligations under the LIRNs. These transactions could adversely affect the value of these assets and, in turn, the value of a Market Measure or a Basket Component in a manner that could be adverse to your investment in the LIRNs. On or before the applicable pricing date, any purchases or sales by us, the agents or our respective affiliates, or others on our or their behalf (including those for the purpose of hedging some or all of our anticipated exposure in connection with the LIRNs), may affect the value of a Market Measure or a Basket Component or their respective underlying assets. Consequently, the values of that Market Measure or Basket Component or the assets included in that Market Measure or Basket Component may change subsequent to the pricing date of an issue of the LIRNs, which may adversely affect the market value of the LIRNs.

We, the agents or one or more of our respective affiliates also expect to engage in hedging activities that could affect the value of the Market Measure on the applicable pricing date. In addition, these hedging activities, including the unwinding of a hedge, may decrease the market value of your LIRNs prior to maturity, including on an Observation Date, if applicable, or during the Maturity Valuation Period, and may reduce the Redemption Amount.

We, the agents or one or more of our respective affiliates may purchase or otherwise acquire a long or short position in the LIRNs, the Market Measure, a Basket Component or the assets included in the Market Measure or Basket Component and may hold or resell the LIRNs, the Market Measure, a Basket Component or the assets included in the Market Measure or a Basket Component. For example, the agents may enter into these transactions in connection with any market making activities in which they engage. We cannot assure you that these activities will not adversely affect the value of the Market Measure or a Basket Component, the market value of your LIRNs prior to maturity or the Redemption Amount.

Our trading, hedging and other business activities, and those of the agents and one or more of our respective affiliates, may create conflicts of interest with you. We, the agents or one or more of our respective affiliates may engage in trading activities related to the Market Measure or a Basket Component, as applicable, and to any underlying assets included in the Market Measure or a Basket Component that are not for your account or on your behalf. We, the agents or one or more of our respective affiliates also may issue or underwrite other financial instruments with returns based upon the applicable Market Measure or Basket Component. In addition, in the ordinary course of their business activities, the agents or their affiliates may hold and trade our or our affiliates’ debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Certain of the agents or their affiliates may also have a lending or other financial relationship with us. In order to hedge such exposure, the agents or their affiliates may enter into transactions such as the purchase of credit default swaps or the creation of short positions in our or our affiliates’ securities, including potentially the LIRNs. Any such short positions could adversely affect future trading prices of the LIRNs. These trading and other business activities may present a conflict of interest between your interest in the LIRNs and the interests we, the agents and our respective affiliates may have in our proprietary accounts, in facilitating transactions, including block trades, for our or their other customers, and in accounts under our or their management. These trading and other business activities, if they influence the value of the Market Measure or a Basket Component, or secondary trading in your LIRNs, could be adverse to your interests as a beneficial owner of the LIRNs.

We, the agents and our respective affiliates expect to enter into arrangements or adjust or close out existing transactions to hedge our obligations under the LIRNs. We, the agents or our respective affiliates also may enter into hedging transactions relating to other LIRNs or instruments that we or they issue, some of which may have returns calculated in a manner related to that of a particular issue of the LIRNs. We may enter into such hedging arrangements with one or more of our subsidiaries or affiliates, or with one or more of the agents or their affiliates. Such a party may enter into additional hedging transactions with other parties relating to the LIRNs and the applicable Market Measure or Basket Component. This hedging activity is expected to result in a profit to those engaging in the hedging activity, which could be more or less than initially expected, but could also result in a loss. We, the agents and our respective affiliates will price these hedging transactions with the intent to realize a profit, regardless of whether the value of the LIRNs increases or decreases, whether the LIRNs will be automatically called, if applicable, or whether any payment on the LIRNs may be adversely affected. Any profit in connection with such hedging activities will be in addition to any other compensation that we, the agents and any of our respective affiliates receive for the sale of the LIRNs, which creates an additional incentive to sell the LIRNs to you.

There may be potential conflicts of interest involving the calculation agent, which may be us or an affiliate of ours. We may appoint and remove the calculation agent. We or one of our affiliates may be the calculation agent or act as joint calculation agent for the LIRNs and, as such, will have the sole discretion to make all determinations regarding the LIRNs as described in this product supplement, including determinations regarding the Starting Value, the Threshold Value, the Ending Value, the Market Measure, the Price Multiplier, the Redemption Amount, any Market Disruption Events, any successor index or successor underlying fund, Market Measure Business Days, business days, calculation days, non-calculation days, any anti-dilution adjustments and determinations related to any adjustments to, or discontinuance of, any Index or Underlying Fund and, if applicable, the Call Level, each Observation Level and whether the LIRNs will be automatically called.

Under some circumstances, these duties could result in a conflict of interest between our status as issuer and our or our affiliate’s responsibilities as calculation agent. These conflicts could occur, for instance, in connection with the calculation agent’s determination as to whether a Market Disruption Event has occurred, or in connection with judgments that the calculation agent would be required to make if the publication of a Market Measure or a Basket Component is discontinued or certain events occur with respect to any Underlying Fund. See the sections entitled “Description of the LIRNs—Market Disruption Events,” “—Adjustments to an Index,” “—Discontinuance of an Index” and “—Anti-Dilution and Discontinuance Adjustments Relating to Underlying Funds.” The calculation agent will be required to carry out its duties in good faith and using its reasonable judgment. However, because we or one of our affiliates may serve as the calculation agent, potential conflicts of interest could arise. In addition, we may appoint BofAS or one of its affiliates to act as the calculation agent or as joint calculation agent for the LIRNs. As the calculation agent or joint calculation agent, BofAS or one of its affiliates will have discretion in making various determinations that affect your LIRNs. The exercise of this discretion by the calculation agent could adversely affect the value of your LIRNs and may present the calculation agent with a conflict of interest of the kind described under “—Trading and hedging activities by us, the agents and our respective affiliates may adversely affect your return on the LIRNs and their market value” and “—Our trading, hedging and other business activities, and those of the agents and one or more of our respective affiliates, may create conflicts of interest with you” above.

Market Measure-related Risks

No sponsor, publisher or investment advisor of an Underlying Fund, an Index or any index underlying an Underlying Fund (“Underlying Index”) (each a “Market Measure Publisher”) will have any obligations relating to the LIRNs. No Market Measure Publisher will have any financial or legal obligation with respect to the LIRNs or the amounts to be paid to you, including any obligation to take our needs or the needs of holders of the LIRNs into consideration for any reason, including taking any actions that might adversely affect the value of the Market Measure or a Basket Component, or the value of the LIRNs. No Market Measure Publisher will receive any of the proceeds from any offering of the LIRNs, and no Market Measure Publisher will be responsible for, or participate in, the offering of the LIRNs. No Market Measure Publisher will be responsible for, or participate in, the determination or calculation of the amount receivable by holders of the LIRNs.

Neither we nor any agent has made any independent investigation as to the completeness or accuracy of publicly available information regarding any Underlying Fund, Index or Underlying Index or as to the future performance of any Underlying Fund, Index or Underlying Index. Any prospective purchaser of the LIRNs should undertake such independent investigation of the companies included in an Underlying Fund, Index or Underlying Index as in its judgment is appropriate to make an informed decision with respect to an investment in the LIRNs.

The Market Measure Publisher of an Index or an Underlying Index may adjust it in a way that affects its level, and that Market Measure Publisher has no obligation to consider your interests. Unless otherwise specified in the applicable term sheet, we, the agents and our respective affiliates have no affiliation with any Market Measure Publisher of an Index or an Underlying Index. Consequently, we have no control of the actions of any Market Measure Publisher of an Index or Underlying Index. The Market Measure Publisher can add, delete or substitute the components included in that Index or Underlying Index or make other methodological changes that could change its level. A new security included in an Index or Underlying Index may perform significantly better or worse than the replaced security, and the performance will impact the level of the applicable Index or Underlying Index. Additionally, a Market Measure Publisher may alter, discontinue or suspend calculation or dissemination of an Index or Underlying Index. Any of these actions could adversely affect the value of your LIRNs. The Market Measure Publishers will have no obligation to consider your interests in calculating or revising any Index or any Underlying Index.

You must rely on your own evaluation of the merits of an investment linked to the applicable Market Measure. In the ordinary course of business, we, the agents and our affiliates may have expressed views on expected movements in a Market Measure, a Basket Component or the assets included in the Market Measure or a Basket Component, and may do so in the future, the applicable financial markets or other matters that may influence the value of a Market Measure, a Basket Component or the assets included in the Market Measure or a Basket Component and, therefore, the value of your LIRNs. These views or reports may be communicated to our clients and clients of our affiliates. However, these views are subject to change from time to time. Moreover, other professionals who deal in markets relating to a Market Measure, a Basket Component or the assets included in the Market Measure or a Basket Component may at any time have significantly different views from those of our affiliates. For these reasons, you are encouraged to derive information concerning a Market Measure, a Basket Component or the assets included in the Market Measure or Basket Component from multiple sources, and you should not rely on the views expressed by our affiliates.

Our offering of the LIRNs does not constitute a recommendation of the Market Measure. You should not take our offering of the LIRNs as an expression of our views about how any Market Measure or Basket Component will perform in the future or as a recommendation to invest in any Market Measure or Basket Component, including through an investment in the LIRNs. As we are part of a global financial institution, we, the agents and our respective affiliates may, and often do, have positions (both long and short) in the Market Measure or a Basket Component that may conflict with an investment in the LIRNs. You should undertake an independent determination of whether an investment in the LIRNs is appropriate for you in light of your specific investment objectives, risk tolerance and financial resources.

As a holder of the LIRNs, you will have no rights to receive shares or units of any Market Measure or Basket Component, as applicable, or any of the assets included in the Market Measure or a Basket Component, as applicable, and you will not be entitled to receive dividends or other distributions by the issuers of those securities. The LIRNs are our debt securities. They are not equity instruments, shares of stock, or securities of any other issuer. Investing in the LIRNs will not make you a holder of shares or units of the Market Measure or a Basket Component or any of the assets included in the Market Measure or a Basket Component, as applicable. You will not have any voting rights, any rights to receive dividends or other distributions, any rights against a Market Measure Publisher, or any other rights with respect to the Market Measure, a Basket Component or any of their underlying assets. As a result, the return on your LIRNs may not reflect the return you would realize if you actually owned the Market Measure or a Basket Component or any of their respective underlying assets and received the dividends paid or other distributions made in connection with them. Additionally, the values of certain Underlying Funds or Indices reflect only the prices of the securities included in such Underlying Funds or Indices and do not take into consideration the value of dividends paid on those securities. Your LIRNs will be paid in cash and you have no right to receive the Market Measure or a Basket Component or any of their respective underlying assets.

Unless otherwise set forth in the applicable term sheet, we and the agents do not control any company included in any Market Measure or Basket Component, as applicable, and have not verified any disclosure made by any Market Measure Publisher or any of those companies. We, the agents or our respective affiliates, currently, or in the future, may engage in business with Market Measure Publishers or companies included in a Market Measure, Basket Component or any Underlying Index, and we, the agents or our respective affiliates may from time to time own securities of an Underlying Fund, of companies included in a Market Measure, Basket Component or Underlying Index. However, none of us, the agents or any of our respective affiliates have the ability to control the actions of any Market Measure Publisher or any of these companies or have undertaken any independent review of, or made any due diligence inquiry with respect to, any Market Measure Publisher or any of these companies, unless (and only to the extent that) our securities or the securities of the agents or our respective affiliates are included in that Market Measure or Basket Component or Underlying Index. In addition, unless otherwise set forth in the applicable term sheet, none of us, the agents or any of our respective affiliates are responsible for the calculation of any Index, Underlying Fund or Underlying Index. Unless otherwise specified therein, any information in the applicable term sheet regarding the Market Measure, any Basket Component or any Underlying Index, as applicable, is derived from publicly available information. You should make your own investigation into the applicable Market Measure, Basket Component or Underlying Index.

Unless otherwise set forth in the applicable term sheet, none of the Market Measure Publishers, their affiliates, or any companies included in the Market Measure, any Basket Component or any Underlying Index will be involved in any offering of the LIRNs or will have any obligation of any sort with respect to the LIRNs. As a result, none of those companies will have any obligation to take your interests as holders of the LIRNs into consideration for any reason, including taking any corporate actions that might adversely affect the value of the assets included in the Market Measure or a Basket Component, or the value of the LIRNs.

Our business activities and those of the agents relating to the companies included in a Market Measure or Basket Component, as applicable, may create conflicts of interest with you. We, the agents and our respective affiliates, at the time of any offering of the LIRNs or in the future, may engage in business with the companies included in a Market Measure or Basket Component, including making loans to or equity investments in, or providing investment banking, asset management or other services to those companies, their affiliates and their competitors.

In connection with these activities, any of these entities may receive information about those companies that we or they will not divulge to you or other third parties. We, the agents and our respective affiliates have published, and in the future may publish, research reports on one or more of these companies. The agents may also publish research reports relating to our or our affiliates’ securities, including the LIRNs. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding your LIRNs. Any of these activities may adversely affect the value of the Market Measure or Basket Component and, consequently, the market value of your LIRNs. None of us, the agents or any of our respective affiliates makes any representation to any purchasers of the LIRNs regarding any matters whatsoever relating to the issuers of the securities included in a Market Measure or Basket Component. Any prospective purchaser of the LIRNs should undertake an independent investigation of the companies included in the Market Measure or Basket Component to a level that, in its judgment, is appropriate to make an informed decision regarding an investment in the LIRNs. The composition of the Market Measure or Basket Component does not reflect any investment recommendations from us, the agents or our respective affiliates.

Exchange rate movements may adversely impact the value of the LIRNs. If any security or commodity represented by a Market Measure or a Basket Component, as applicable, is traded in a currency other than U.S. dollars, and, for purposes of calculating the value of the Market Measure or Basket Component, is converted into U.S. dollars, then the value of the Market Measure or Basket Component may depend in part on the relevant exchange rates. If the value of the U.S. dollar strengthens against the currencies of those underlying assets, the value of the applicable Market Measure or Basket Component may be adversely affected, such that the LIRNs might not be automatically called (if applicable) and the Redemption Amount may be reduced. Exchange rate movements may be impacted particularly by existing and expected rates of inflation and interest rate levels; political, civil or military unrest; the balance of payments between countries; and the extent of governmental surpluses or deficits in the relevant countries and the United States. All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of those countries and the United States and other countries important to international trade and finance.

If the Market Measure or a Basket Component, as applicable, to which your LIRNs are linked includes equity securities traded on foreign exchanges, your return may be affected by factors affecting international securities markets. The value of securities traded outside of the United States may be adversely affected by a variety of factors relating to the relevant securities markets. Factors which could affect those markets, and therefore the return on your LIRNs, include:

•	Market Liquidity and Volatility. The relevant foreign securities markets may be less liquid and/or more volatile than U.S. or other securities markets and may be affected by market developments in different ways than U.S. or other securities markets.

•	Political, Economic, and Other Factors. The prices and performance of securities of companies in foreign countries may be affected by political, economic, financial, public health, natural disasters, acts of terrorism or war and social factors in those regions. Direct or indirect government intervention to stabilize a particular securities market and cross-shareholdings in companies in the relevant foreign markets may affect prices and the volume of trading in those markets. In addition, recent or future changes in government, economic, and fiscal policies in the relevant jurisdictions, the possible imposition of, or changes in, currency exchange laws, or other laws or restrictions, and possible fluctuations in the rate of exchange between currencies, are factors that could adversely affect the relevant securities markets. The relevant foreign economies may differ from the U.S. economy in economic factors such as growth of gross national product, rate of inflation, capital reinvestment, resources, and self-sufficiency.

In particular, many emerging nations are undergoing rapid change, involving the restructuring of economic, political, financial and legal systems. Regulatory and tax environments may be subject to change without review or appeal, and many emerging markets suffer from underdevelopment of capital markets and tax systems. In addition, in some of these nations, issuers of the relevant securities face the threat of expropriation of their assets, and/or nationalization of their businesses. The economic and financial data about some of these countries may be unreliable.

•	Publicly Available Information. There is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the SEC. In addition, accounting, auditing, and financial reporting standards and requirements in foreign countries differ from those applicable to U.S. reporting companies.

The historical performance of the Market Measure or a Basket Component should not be taken as an indication of its performance during the term of the LIRNs. The Market Measure or a Basket Component may perform better or worse during the term of the LIRNs than it has historically. The historical performance of the Market Measure or a Basket Component, including any historical performance set forth in the applicable term sheet, should not be taken as an indication of its future performance.

Additional Risks Relating to Underlying Funds

There are liquidity and management risks associated with an Underlying Fund. Although shares or units of any Underlying Fund to which your LIRNs are linked will be listed for trading on a securities exchange and a number of similar products have been traded on various exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of that Underlying Fund or that there will be liquidity in the trading market.

Underlying Funds are subject to management risk, which is the risk that the investment advisor’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results.

The respective Market Measure Publishers may adjust an Underlying Fund, its Underlying Index or its underlying asset, as applicable, in a way that affects its value, and it has no obligation to consider your interests. A Market Measure Publisher of an Underlying Fund can change the investment policies of that Underlying Fund or the policies concerning the calculation of that Underlying Fund’s net asset value, add, delete, or substitute the underlying assets held by that Underlying Fund, or make other methodological changes that could change the value of that Underlying Fund. Additionally, a Market Measure Publisher of an Underlying Fund may alter, discontinue, or suspend calculation or dissemination of the price or the net asset value of that Underlying Fund. In addition, a Market Measure Publisher of an Underlying Index can add, delete or substitute the components included in that Underlying Index or make other methodological changes that could change the value of that Underlying Index. A Market Measure Publisher of an Underlying Index may also alter, discontinue, or suspend calculation or dissemination of the level of that Underlying Index. Similarly, a Market Measure Publisher of an underlying asset included in a Commodity-Based Underlying Fund (as defined below) may make analogous adjustments to that underlying asset that could change the value of that underlying asset.

Any of these actions could adversely affect the value of your LIRNs. This could also result in the early redemption of your LIRNs. See “Description of the LIRNs—Anti-Dilution and Discontinuance Adjustments Relating to Underlying Funds—Discontinuance of or Material Change to an Underlying Fund.” The Market Measure Publishers will have no obligation to consider your interests in calculating or revising any Underlying Fund or Underlying Index.

The performance of an Underlying Fund may not correlate with the performance of its Underlying Index or its underlying asset, as applicable, as well as the net asset value per share or unit of the Underlying Fund, especially during periods of market volatility. If an Underlying Fund is designed to track the performance of an Underlying Index or underlying asset, the performance of the Underlying Fund and that of its Underlying Index or underlying asset, as applicable, generally will vary due to, for example, transaction costs, management fees, certain (corporate) actions, and/or timing variances. Moreover, it is also possible that the performance of an Underlying Fund may not fully replicate or may, in certain circumstances, diverge significantly from the performance of its Underlying Index or underlying asset, as applicable. This could be due to, for example, fees and expenses charged by the Market Measure Publisher of the Underlying Fund, the Underlying Fund not holding all or substantially all of the underlying assets included in any Underlying Index and/or holding assets that are not included in that Underlying Index, the temporary unavailability of certain securities in the secondary market, the performance of any derivative instruments held by the Underlying Fund, differences in trading hours between the Underlying Fund (or the underlying assets held by the Underlying Fund) and its Underlying Index or underlying asset, as applicable, restrictions on access to any underlying asset, or due to other circumstances. This variation in performance is called the “tracking error,” and, at times, the tracking error may be significant.

If a Commodity-Based Underlying Fund is designed to track the performance of an underlying commodity, such Underlying Fund may not fully replicate the performance of its underlying commodity due to fees and expenses charged by the Market Measure Publisher of the Underlying Fund or by restrictions on access to its underlying asset due to other circumstances. Commodity-Based Underlying Funds often do not generate any income and will regularly sell its underlying commodity to pay for ongoing expenses, resulting in the amount of underlying commodity represented by each share gradually declining over time. Such sales of an Underlying Fund’s underlying commodity to pay expenses often occur on an ongoing basis irrespective of whether the trading price of the Underlying Fund rises or falls in response to changes in the price of its underlying commodity. The sale by an Underlying Fund of its underlying commodity to pay expenses at a time of low prices for its underlying commodity could adversely affect the value of the LIRNs. Additionally, there is a risk that part or all of the Underlying Fund’s holdings in its underlying commodity could be lost, damaged, stolen or restricted by natural events (such as an earthquake) or human actions (such as a terrorist attack). All of these factors may lead to a lack of correlation between the performance of an Underlying Fund and its underlying commodity.

In addition, because the shares or units of an Underlying Fund are traded on a securities exchange and are subject to market supply and investor demand, the market price of one share or unit of the Underlying Fund may differ from its net asset value per share or unit; shares or units of the Underlying Fund may trade at, above, or below its net asset value per share or unit.

During periods of market volatility, securities or other underlying assets held by an Underlying Fund may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per share or unit of the Underlying Fund and the liquidity of the Underlying Fund may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem shares or units of the Underlying Fund. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell shares or units of the Underlying Fund. As a result, under these circumstances, the market value of shares or units of the Underlying Fund may vary substantially from the net asset value per share or unit of the Underlying Fund or the underlying assets of an Underlying Fund.

For the foregoing reasons, the performance of an Underlying Fund may not match the performance of its Underlying Index or underlying assets, as applicable, over the same period. Because of this variance, the return on the LIRNs to the extent dependent on the performance of an Underlying Fund may not be the same as an investment directly in the Underlying Fund or the underlying assets included in the Underlying Index or held by the Underlying Fund or the same as a debt security with a return linked to the performance of the Underlying Index or the underlying assets of an Underlying Fund.

Risks associated with the applicable Underlying Index or underlying assets of an Underlying Fund, as applicable, will affect the value of that Underlying Fund and hence, the value of the LIRNs. An Underlying Fund may hold a variety of underlying assets, including stocks, bonds, cash, commodities or derivative instruments, and its performance may be designed to track the performance of an Underlying Index. While the LIRNs are linked to an Underlying Fund and not to its underlying assets or Underlying Index, risks associated with its underlying assets or Underlying Index will affect the share or unit price of that Underlying Fund and hence the value of the LIRNs. Some of the risks that relate to an Underlying Index include those discussed in this product supplement in relation to equity-based and commodity-based Underlying Funds, which you should review before investing in the LIRNs.

If an Underlying Fund holds underlying assets traded on foreign exchanges, time zone differences may create discrepancies between the values of those underlying assets and the value of the LIRNs. As a result of the time zone difference, if applicable, between the cities where the underlying assets held by an Underlying Fund trade and the cities in which shares of that Underlying Fund are traded, there may be discrepancies between the values of the relevant underlying assets and the trading prices of that Underlying Fund. In addition, there may be periods when the foreign exchange markets are closed for trading (for example during holidays in a country other than the United States) that may result in the values of the relevant non-U.S. underlying assets remaining unchanged for multiple Market Measure Business Days (as defined below) in the locations where the LIRNs (or any related Underlying Fund) trade. Conversely, there may be periods in which the foreign exchange markets are open, but the securities markets in which the LIRNs (or any related Underlying Fund) trade are closed.

The payment, if any, on the LIRNs will not be adjusted for all events that could affect an Underlying Fund. The Price Multiplier(s), the Observation Levels, the Ending Value, the Redemption Amount, and other terms of the LIRNs may be adjusted for the specified events affecting any Underlying Fund, as described in the section entitled “Description of the LIRNs—Anti-Dilution and Discontinuance Adjustments Relating to Underlying Funds.” However, these adjustments do not cover all events that could affect the market price of an Underlying Fund. The occurrence of any event that does not require the calculation agent to adjust the applicable Price Multiplier or the amount paid to you at maturity or upon an automatic call may adversely affect the Closing Market Price of any Underlying Fund, the Observation Levels, the Ending Value, whether the LIRNs will be automatically called (if applicable), and the Redemption Amount, and, as a result, the market value of the LIRNs.

Risks Relating to Commodity-Based Underlying Funds

The prices of commodities or commodity futures contracts held by an Underlying Fund (such Underlying Fund, a “Commodity-Based Underlying Fund”) may change unpredictably, affecting the value of your LIRNs in unforeseeable ways. Trading in commodities and commodity futures contracts is speculative and can be extremely volatile. Their market prices may fluctuate rapidly based on numerous factors, including: changes in supply and demand relationships; weather; trends in agriculture; trade, fiscal, monetary and exchange control programs; domestic and foreign political and economic events and policies; disease, pestilence and technological developments; changes in interest rates, whether through governmental action or market movements; currency exchange rates; volatility from speculative activities; the development, availability and/or decrease in the prices of substitutes; monetary and other governmental policies, action and inaction; macroeconomic or geopolitical and military events, including political instability in some commodity-producing countries or other countries in which the production of particular commodities may be concentrated; and natural or nuclear disasters. These factors may affect the value of a Commodity-Based Underlying Fund in varying ways, and different factors may cause the levels and volatilities of commodity prices to move in inconsistent directions at inconsistent rates. Additionally, certain Commodity-Based Underlying Funds may be concentrated in only a few commodities, or even a single commodity (e.g., oil). These Commodity-Based Underlying Funds are likely to be more volatile than those that hold a broader base of commodities.

If the liquidity of any commodities or related components held by any Commodity-Based Underlying Fund is limited, the value of the LIRNs would likely be adversely affected. Commodities and derivatives contracts on commodities may be difficult to buy or sell, particularly during adverse market conditions. Reduced liquidity would likely have an adverse effect on the value of any Commodity-Based Underlying Fund and, therefore, on the return, if any, on your LIRNs. Limited liquidity relating to any commodities or related components held by a Commodity-Based Underlying Fund may also result in its Market

Measure Publisher being unable to determine the value of such Commodity-Based Underlying Fund using its normal means. The resulting discretion by such Market Measure Publisher in determining the value of its Commodity-Based Underlying Fund could adversely affect the value of the LIRNs.

Suspension or disruptions of market trading in the applicable commodities and related futures contracts may adversely affect the value of your LIRNs. The commodity markets are subject to disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators, and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in commodity futures contract prices that may occur during a single trading day. These limits are generally referred to as “daily price fluctuation limits,” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. Any such disruption, or any other force majeure (such as an act of God, fire, flood, severe weather conditions, act of governmental authority, labor difficulty, etc.) could have an adverse effect on the value of or trading in shares of a Commodity-Based Underlying Fund and therefore, the value of the LIRNs.

Legal and regulatory changes could adversely affect the return on and value of your LIRNs. The value of the commodities held by a Commodity-Based Underlying Fund could be adversely affected by new laws or regulations or by the reinterpretation of existing laws or regulations (including, without limitation, those related to taxes and duties on commodities and commodity futures contracts) by one or more governments, courts, or other official bodies.

In the United States, the regulation of commodity transactions is subject to ongoing modification by governmental and judicial action. For example, the U.S. Commodity Futures Trading Commission (“CFTC”) has interpreted the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”), which was enacted in July 2010, to require the CFTC to impose limits on the size of positions that can be held by market participants in futures contracts and over-the-counter derivatives on certain physical commodities. The CFTC adopted final position limit rules in October 2020; the final rules became effective in March 2021 and were fully phased in by January 2023. These limits restrict the ability of many market participants to trade in the commodities markets to the same extent as they have in the past, including affecting their ability to enter into or maintain hedge positions in the applicable commodity or commodity futures contracts. These rules and various other legislative and regulatory requirements may, among other things, reduce liquidity, increase market volatility, and increase costs in these markets. These consequences could adversely affect a Commodity-Based Underlying Fund and the value of your LIRNs.

In addition, other governmental or regulatory bodies (such as the European Commission) have proposed or may propose in the future legislation or regulations containing restrictions similar to those contemplated by Dodd-Frank, or other legislation or regulations containing other restrictions that could adversely impact the liquidity of and increase the costs of participating in the commodities markets. If such legislation or regulations are adopted or other legislation or regulations are adopted in the future, they could have an adverse effect on the value of the applicable Commodity-Based Underlying Fund and your LIRNs.

The LIRNs will not be regulated by the CFTC. The LIRNs will not be interests in a commodity pool nor will they be regulated by the CFTC as a commodity pool. Further, we will not be registered with the CFTC as a commodity pool operator. The LIRNs will not constitute investments by you or by us on your behalf in commodity futures contracts traded on regulated futures exchanges, which may only be transacted through a person registered with the CFTC as a “futures commission merchant” (“FCM”). We are not registered with the CFTC as an FCM, and you will not benefit from the CFTC’s or any other non-U.S. regulatory authority’s regulatory protections for persons who trade in commodity futures contracts or who invest in regulated commodity pools.

A Commodity-Based Underlying Fund may invest in commodities or commodity futures contracts traded on foreign exchanges that are less regulated than U.S. markets and may involve different and greater risks than trading on U.S. exchanges. A Commodity-Based Underlying Fund may own commodities or commodity futures contracts that trade on exchanges located outside the United States. The regulations of the CFTC do not apply to trading on foreign exchanges, and trading on foreign exchanges may involve different and greater risks than trading on U.S. exchanges. Certain foreign markets may be more susceptible to disruption than U.S. exchanges due to the lack of a government-regulated clearinghouse system. Trading on foreign exchanges also involves certain other risks that are not applicable to trading on U.S. exchanges. Those risks include: (a) exchange rate risk relative to the U.S. dollar; (b) exchange controls; (c) expropriation; (d) burdensome or confiscatory taxation; and (e) moratoriums, and political or diplomatic events. It may also be more costly and difficult for participants in those markets to enforce the laws or regulations of a foreign country or exchange, and it is possible that the foreign country or exchange may not have laws or regulations which adequately protect the rights and interests of investors in the relevant commodities or contracts. These factors could reduce the value of the applicable Commodity-Based Underlying Fund and the value of your LIRNs.

Other Risk Factors Relating to the Applicable Market Measure

The applicable term sheet may set forth additional risk factors as to the Market Measure or Basket Components, as applicable, that you should review prior to purchasing the LIRNs.

Tax-related Risks

The U.S. federal tax consequences of an investment in the LIRNs are uncertain. There is no direct legal authority regarding the proper U.S. federal income tax treatment of the LIRNs (including, in particular, securities that are not treated as indebtedness for U.S. federal income tax purposes) and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the LIRNs are uncertain, and the IRS or a court might not agree with the treatment of the LIRNs as described in the applicable term sheet and under the sections entitled “Material U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders—Notes Treated as Prepaid Forward Contracts" and “—Tax Consequences to Non-U.S. Holders” in the accompanying prospectus supplement. If the IRS were successful in asserting an alternative treatment, the tax consequences of your ownership and disposition of the LIRNs could be materially and adversely affected.

The U.S. Treasury Department (“Treasury”) and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. In addition, members of the U.S. Congress (“Congress”) have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the LIRNs, possibly with retroactive effect.

You should review the discussion in the applicable term sheet regarding U.S. federal income tax consequences of an investment in the LIRNs, as well as the discussion under the sections entitled “Material U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders—Notes Treated as Prepaid Forward Contracts” and “—Tax Consequences to Non-U.S. Holders” in the accompanying prospectus supplement, and consult your tax advisor regarding the U.S. federal tax consequences of an investment in the LIRNs as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

USE OF PROCEEDS AnD HEDGING

We will use the net proceeds we receive from each sale of the LIRNs for the purposes described in the accompanying prospectus supplement under “Use of Proceeds and Hedging.” In addition, we expect that we or our affiliates may use a portion of the net proceeds to hedge our obligations under the LIRNs.

DESCRIPTION OF the LIRNs

General

Each issue of the LIRNs will be part of a series of medium-term notes entitled “Global Medium-Term Notes, Series A” that will be issued under the senior debt securities indenture, as amended and supplemented from time to time. The senior debt securities indenture is described more fully in the accompanying prospectus supplement and prospectus. The following description of the LIRNs supplements and, to the extent it is inconsistent with, supersedes the description of the general terms and provisions of the LIRNs and debt securities set forth under the headings “Terms of the Notes” in the prospectus supplement and “Description of Debt Securities” in the prospectus. These documents should be read in connection with this product supplement and the applicable term sheet. The provisions set forth under “Terms of the Notes—Valuation Dates, Review Dates, Determination Dates, Observation Dates, Calculation Dates and Averaging Dates,” “Terms of the Notes—Calculations and Calculation Agent,” “Terms of the Notes—Change-in-Law Events,” “Terms of the Notes—Commodity Hedging Disruption Events,” “Terms of the Notes—Default Amount—Determination of Default Amount,” “Terms of the Notes—Default Amount—Default Quotation Period,” “Terms of the Notes—Default Amount—Qualified Financial Institutions” and “Reference Assets” in the accompanying prospectus supplement are not applicable to the LIRNs.

The maturity date of the LIRNs and the aggregate principal amount of each issue of the LIRNs will be stated in the applicable term sheet. If the scheduled maturity date is not a business day, we will make the required payment on the next business day, and no interest will accrue as a result of such delay. Unless otherwise specified in the applicable term sheet, a “business day” is any day other than a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.

We will not pay interest on the LIRNs. The LIRNs do not guarantee the return of principal at maturity. The LIRNs will be payable only in U.S. dollars.

Unless the LIRNs are subject to an automatic call, as described below under “—Automatic Call,” and are automatically called prior to the maturity date, LIRNs will mature on the date set forth in the applicable term sheet. Prior to the maturity date, the LIRNs are not redeemable by us at our option, except under the limited circumstances as set forth in the section “—Anti-Dilution and Discontinuance Adjustments Relating to Underlying Funds—Discontinuance of or Material Change to an Underlying Fund,” or repayable at the option of any holder. The LIRNs are not subject to any sinking fund.

We will issue the LIRNs in denominations of whole units. Unless otherwise set forth in the applicable term sheet, each unit will have a principal amount of $10. The CUSIP number for each issue of the LIRNs will be set forth in the applicable term sheet. You may transfer the LIRNs only in whole units.

Any payments due on the LIRNs, including any repayment of principal, are subject to our credit risk and to the exercise of any U.K. Bail-in Power by any relevant U.K. resolution authority (as described in the accompanying prospectus supplement).

Payment at Maturity

Unless the LIRNs are subject to an automatic call, as described below under “—Automatic Call,” and are automatically called prior to the maturity date, at maturity, subject to our credit risk as issuer of the LIRNs, you will receive a Redemption Amount, denominated in U.S. dollars. Unless otherwise specified in the applicable term sheet, the “Redemption Amount” will be calculated as follows:

•	If the Ending Value is greater than the Starting Value, then the Redemption Amount will equal:

If your LIRNs are Capped LIRNs, the Redemption Amount will not exceed the “Capped Value” set forth in the applicable term sheet.

•	If the Ending Value is equal to or less than the Starting Value, but is equal to or greater than the Threshold Value, then, the Redemption Amount will equal the principal amount.

•	If the Ending Value is less than the Threshold Value, then the Redemption Amount will equal:

The Redemption Amount will not be less than zero.

The “Threshold Value” will be a value of the Market Measure that equals a specified percentage of the Starting Value, which will be less than or equal to 100%. The Threshold Value will be determined on the applicable pricing date and set forth in the applicable term sheet. If the Threshold Value is equal to 100% of the Starting Value, you will be exposed to any decrease in the value of the Market Measure from the Starting Value to the Ending Value on a 1-to-1 basis, and you may lose all of your investment in the LIRNs.

Your participation in any upside performance of the Market Measure underlying your LIRNs will also be impacted by the Participation Rate. The “Participation Rate” may be equal to or greater than 100%, and will be set forth in the applicable term sheet. If the applicable term sheet specifies that the Participation Rate is 100%, your participation in any upside performance of the Market Measure will not be leveraged.

Each applicable term sheet will provide examples of the Redemption Amounts based on a range of hypothetical Ending Values.

The applicable term sheet will set forth information as to the applicable Market Measure, including information as to the historical values of the Market Measure. However, historical values of the Market Measure are not indicative of its future performance or the performance of your LIRNs.

An investment in the LIRNs does not entitle you to any ownership interest in or any other rights with respect to the Market Measure, a Basket Component or any of their respective underlying assets, including any voting rights, dividends paid or other distributions made, or any other rights with respect to the Market Measure, a Basket Component or their respective underlying assets.

Automatic Call

If specified in the applicable term sheet, the LIRNs may be subject to an automatic call prior to maturity. In that case, the LIRNs will be automatically called, in whole but not in part, for an amount equal to the applicable Call Amount if, on any Observation Date, the Observation Level of the Market Measure is greater than or equal to the Call Level.

In the case of an Index, unless otherwise specified in the applicable term sheet, the “Observation Level” will be the closing level of the Index on the applicable Observation Date.

In the case of an Underlying Fund, unless otherwise specified in the applicable term sheet, the “Observation Level” will equal the product of the Closing Market Price of the Underlying Fund on the applicable Observation Date and its Price Multiplier (as defined in “—The Starting Value and the Ending Value” below) on that day.

If the Market Measure consists of a Basket, the Observation Level of the Basket will be determined as described in “—Basket Market Measures—Observation Level or Ending Value of the Basket.”

The “Call Level” will be a value of the Market Measure that equals a specified percentage of the Starting Value. The Call Level will be determined on the pricing date and set forth in the applicable term sheet.

The “Observation Dates” will be scheduled Market Measure Business Days (as defined in “—The Starting Value and the Ending Value—Ending Value”) and will be set forth in the applicable term sheet, subject to postponement in the event that a Market Disruption Event (as defined in “—Market Disruption Events”) or non-Market Measure Business Day occurs. The final Observation Date will be scheduled to occur prior to the Maturity Valuation Period (as defined in “—The Starting Value and the Ending Value—Ending Value” below).

If the LIRNs are automatically called, for each unit of the LIRNs that you own, we will pay you the Call Amount applicable to the related Observation Date on the relevant Call Settlement Date. No further amounts will be payable after an automatic call.

The applicable “Call Amount” will be equal to the principal amount per unit plus the Call Premium related to the applicable Observation Date. Each “Call Premium” will be a percentage of the principal amount. The Call Amounts and Call Premiums will be specified in the applicable term sheet.

Each “Call Settlement Date” will occur on approximately the fifth business day after the applicable Observation Date, subject to postponement as described below. If the applicable Call Settlement Date is not a business day, we will make the required payment on the next business day, and no interest will accrue as a result of such delay.

If a scheduled Observation Date is determined by the calculation agent not to be a Market Measure Business Day by reason of an extraordinary event, occurrence, declaration, or otherwise, or if there is a Market Disruption Event on that day, the applicable Observation

Date will be the immediately succeeding Market Measure Business Day during which no Market Disruption Event occurs or is continuing; provided that the Observation Level will not be determined on a date later than the fifth scheduled Market Measure Business Day after the scheduled Observation Date, and if that fifth day is not a Market Measure Business Day, or if there is a Market Disruption Event on that date, the calculation agent will determine (or, if not determinable, estimate) the Observation Level on that fifth scheduled Market Measure Business Day.

If, due to a Market Disruption Event or otherwise, a scheduled Observation Date is postponed, the relevant Call Settlement Date will be postponed to approximately the fifth business day following the Observation Date as postponed, unless otherwise specified in the applicable term sheet.

The Starting Value and the Ending Value

Starting Value

In the case of an Index, unless otherwise specified in the applicable term sheet, the “Starting Value” will be the closing level of that Index on the pricing date.

In the case of an Underlying Fund, unless otherwise specified in the applicable term sheet, the “Starting Value” will be the Closing Market Price (as defined below) of that Underlying Fund on the pricing date.

If the Market Measure consists of a Basket, the Starting Value will be equal to 100. See “—Basket Market Measures.”

Ending Value

In the case of an Index, unless otherwise specified in the applicable term sheet, the “Ending Value” will equal the average of the closing levels of that Index determined on each calculation day during the Maturity Valuation Period.

In the case of an Underlying Fund, unless otherwise specified in the applicable term sheet, the “Ending Value” will equal the average of the products of (i) the Closing Market Price of that Underlying Fund on each calculation day during the Maturity Valuation Period and (ii) its Price Multiplier on that day.

The “Closing Market Price” for one share of an Underlying Fund (or one unit of any other security for which a Closing Market Price must be determined) on any Market Measure Business Day means any of the following:

•	if the Underlying Fund (or such other security) is listed or admitted to trading on a U.S. national securities exchange, the last reported sale price, regular way (or, in the case of The Nasdaq Stock Market, the official closing price), of the principal trading session on that day on the principal U.S. securities exchange registered under the Securities Exchange Act of 1934, as amended, on which the Underlying Fund (or such other security) is listed or admitted to trading;

•	if the Underlying Fund (or such other security) is not listed or admitted to trading on any U.S. national securities exchange but is included in any other U.S. national market system, the last reported sale price, regular way, of the principal trading session on that day on the U.S. national market system that is the primary market for the trading of that Underlying Fund (or such other security);

•	if the Closing Market Price of the Underlying Fund (or such other security) cannot be determined as set forth in the two bullet points above, and the Underlying Fund (or such other security) is listed or admitted to trading on a non-U.S. securities exchange or market, the last reported sale price, regular way, of the principal trading session on that day on the primary non-U.S. securities exchange or market on which the Underlying Fund (or such other security) is listed or admitted to trading (converted to U.S. dollars using such exchange rate as the calculation agent, in its sole discretion, determines to be commercially reasonable); or

•	if the Closing Market Price cannot be determined as set forth in the prior bullets, the mean, as determined by the calculation agent, of the bid prices for the Underlying Fund (or such other security) obtained from as many dealers in that security (which may include us, BofAS and/or any of our respective affiliates), but not exceeding three, as will make the bid prices available to the calculation agent. If no such bid price can be obtained, the Closing Market Price will be determined (or, if not determinable, estimated) by the calculation agent in its sole discretion in a commercially reasonable manner.

Unless otherwise set forth in the applicable term sheet, for any applicable day under the terms of the LIRNs, the value of an Underlying Fund will be determined by multiplying its Closing Market Price on that day by its “Price Multiplier” on that day. The initial Price Multiplier for an Underlying Fund will be 1, unless otherwise set forth in the applicable term sheet. The Price Multiplier for each Underlying Fund will be subject to adjustment for certain events relating to that Underlying Fund as described below under “—Anti-Dilution and Discontinuance Adjustments Relating to Underlying Funds.”

The “Maturity Valuation Period” means the period consisting of one or more calculation days shortly before the maturity date. The timing and length of the period will be set forth in the applicable term sheet.

A “calculation day” means any scheduled Market Measure Business Day during the Maturity Valuation Period.

Unless otherwise specified in the applicable term sheet, as to any Index, a “Market Measure Business Day” means a day on which (1) the New York Stock Exchange (the “NYSE”) and The Nasdaq Stock Market, or their successors, are open for trading and (2) the applicable Index (or any successor) is calculated and published. Unless otherwise specified in the applicable term sheet, as to any Underlying Fund, a “Market Measure Business Day” means a day on which the securities exchange on which that Underlying Fund has its primary listing is open for trading.

If (i) a Market Disruption Event occurs on a scheduled calculation day during the Maturity Valuation Period or (ii) any scheduled calculation day is determined by the calculation agent not to be a Market Measure Business Day by reason of an extraordinary event, occurrence, declaration, or otherwise (any such day in either (i) or (ii) being a “non-calculation day”), the closing level or the Closing Market Price, as applicable, of the Market Measure for the applicable non-calculation day will be the closing level or the Closing Market Price, as applicable, of the Market Measure on the next calculation day that occurs during the Maturity Valuation Period. For example, if the first and second scheduled calculation days during the Maturity Valuation Period are non-calculation days, then the closing level or the Closing Market Price, as applicable, of the Market Measure on the next calculation day will also be deemed to be the closing level or the Closing Market Price, as applicable, for the Market Measure on the first and second scheduled calculation days during the Maturity Valuation Period. If no further scheduled calculation days occur after a non-calculation day, or if every scheduled calculation day after that non-calculation day is also a non-calculation day, then the closing level or the Closing Market Price, as applicable, of the Market Measure for that non-calculation day and for each following non-calculation day, if any, will be determined (or, if not determinable, estimated) by the calculation agent in a manner which the calculation agent considers commercially reasonable under the circumstances on the final scheduled calculation day during the Maturity Valuation Period, regardless of whether that final scheduled calculation day is a non-calculation day.

If the Market Measure consists of a Basket, the Ending Value of the Basket will be determined as described in “—Basket Market Measures.”

Market Disruption Events

As to any Index, a “Market Disruption Event” means one or more of the following events, as determined by the calculation agent in its sole discretion:

(A)	the suspension of or material limitation on trading, in each case, for more than two consecutive hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange where the securities included in an Index trade (without taking into account any extended or after-hours trading session), in 20% or more of the securities which then comprise the Index or any successor index; or

(B)	the suspension of or material limitation on trading, in each case, for more than two consecutive hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange that trades options contracts or futures contracts related to the Index (without taking into account any extended or after-hours trading session), whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise, in options contracts or futures contracts related to the Index, or any successor index.

For the purpose of determining whether a Market Disruption Event as to any Index has occurred:

(1)	a limitation on the hours in a Market Measure Business Day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange;

(2)	a decision to permanently discontinue trading in the relevant futures or options contracts related to the Index, or any successor index, will not constitute a Market Disruption Event;

(3)	a suspension in trading in a futures or options contract on the Index, or any successor index, by a major securities market by reason of (a) a price change violating limits set by that securities market, (b) an imbalance of orders relating to those contracts, or (c) a disparity in bid and ask quotes relating to those contracts will constitute a suspension of or material limitation on trading in futures or options contracts related to the Index or any successor index;

(4)	a suspension of or material limitation on trading on the relevant exchange will not include any time when that exchange is closed for trading under ordinary circumstances; or

(5)	in the case of an Index with component securities listed on the NYSE, for the purpose of clause (A) above, any limitations on trading during significant market fluctuations under NYSE Rule 80B, or any applicable rule or regulation enacted or promulgated by the NYSE or any other self-regulatory organization or the SEC of similar scope as determined by the calculation agent, will be considered “material.”

As to any Underlying Fund, a “Market Disruption Event” means one or more of the following events, as determined by the calculation agent in its sole discretion:

(A)	the suspension of or material limitation on trading, in each case, for more than two consecutive hours of trading, or during the one-half hour period preceding the close of trading, of the shares or units of the Underlying Fund (or any successor underlying fund, as defined below) on the primary exchange where such shares or units trade, as determined by the calculation agent (without taking into account any extended or after-hours trading session);

(B)	the suspension of or material limitation on trading, in each case, for more than two consecutive hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange that trades options contracts or futures contracts related to the shares or units of the Underlying Fund (or any successor underlying fund) as determined by the calculation agent (without taking into account any extended or after-hours trading session), in options contracts or futures contracts related to the shares or units of the Underlying Fund or any successor underlying fund;

(C)	with respect to an Underlying Fund that holds equity securities, the suspension of or material limitation on trading, in each case, for more than two consecutive hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange where component stocks of the relevant Underlying Index (or any successor underlying index, as defined below) trade, as determined by the calculation agent (without taking into account any extended or after-hours trading session), in 20% or more of the component stocks which then comprise the relevant Underlying Index or any successor underlying index; or

(D)	the suspension of or material limitation on trading, in each case, for more than two consecutive hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange that trades options contracts or futures contracts related to the relevant Underlying Index (or any successor underlying index) as determined by the calculation agent (without taking into account any extended or after-hours trading session), in options contracts or futures contracts related to the

Underlying Index or any successor underlying index.

The applicable term sheet will identify, if applicable, any additions or changes to the Market Disruption Events for an Underlying Fund, including a Commodity-Based Underlying Fund.

For the purpose of determining whether a Market Disruption Event as to any Underlying Fund has occurred:

(1)	a limitation on the hours in a Market Measure Business Day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange;

(2)	a decision to permanently discontinue trading in the shares or units of the Underlying Fund (or any successor underlying fund) or the relevant futures or options contracts relating to such shares or units or the relevant Underlying Index (or any successor underlying index) will not constitute a Market Disruption Event;

(3)	a suspension in trading in a futures or options contract on the shares or units of the Underlying Fund (or any successor underlying fund) or the relevant Underlying Index (or any successor underlying index), by a major securities market by reason of (a) a price change violating limits set by that securities market, (b) an imbalance of orders relating to those contracts, or (c) a disparity in bid and ask quotes relating to those contracts, will each constitute a suspension of or material limitation on trading in futures or options contracts relating to the Underlying Fund;

(4)	subject to paragraph (3) above, a suspension of or material limitation on trading on the relevant exchange will not include any time when that exchange is closed for trading under ordinary circumstances; and

(5)	for the purpose of clauses (A) and (C) above, any limitations on trading during significant market fluctuations under NYSE Rule 80B, or any applicable rule or regulation enacted or promulgated by the NYSE or any other self-regulatory organization or the SEC of similar scope as determined by the calculation agent, will be considered “material.”

Adjustments to an Index

After the applicable pricing date, the Market Measure Publisher of an Index to which your LIRNs are linked may make a material change in the method of calculating the Index or in another way that changes the Index such that it does not, in the opinion of the calculation agent, fairly represent the level of the Index had those changes or modifications not been made. In this case, the calculation agent may, in its sole discretion, at the close of business in New York, New York, on each date that the closing level is to be calculated, determine to make adjustments to the Index. Those adjustments will be made in good faith as necessary to arrive at a calculation of a level of the Index as if those changes or modifications had not been made, and calculate the closing level of the Index, as so adjusted.

Discontinuance of an Index

After the applicable pricing date, the Market Measure Publisher of an Index may discontinue publication of the Index. The Market Measure Publisher of the Index or another entity may then publish a substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued Index (a “successor index”). If this occurs, the calculation agent will substitute the successor index as calculated by the relevant Market Measure Publisher or any other entity and calculate each Observation Level, if applicable, and/or the Ending Value as described under “—Automatic Call,” “—The Starting Value and the Ending Value” or “—Basket Market Measures,” as applicable. If the calculation agent selects a successor index, the calculation agent will give written notice of the selection to the trustee, to us and to the holders of the LIRNs. Under these circumstances, the calculation agent may in its sole discretion adjust any value of the discontinued Index and the successor index (including but not limited to the Starting Value, any value derived from the Starting Value, the Ending Value and the closing level or any other relevant value of the discontinued Index or the successor index on any calculation day) with a view to offsetting, to the extent practicable, any difference in the relative levels of the discontinued Index and the successor index at the time the discontinued Index is replaced by the successor index.

If the Market Measure Publisher of an Index discontinues publication of the Index before a day on which the level of the Index must be determined during the term of the LIRNs and the calculation agent does not select a successor index, then on each day that the level of the Index must be determined, until the earlier to occur of:

•	the determination of the final payment on the LIRNs; and

•	a determination by the calculation agent that a successor index is available,

the calculation agent will compute a substitute level for the Index in accordance with the procedures last used to calculate the Index before any discontinuance. The calculation agent will make available to holders of the LIRNs information regarding those levels by means of Bloomberg L.P., Thomson Reuters, a website, or any other means selected by the calculation agent in its reasonable discretion.

If a successor index is selected or the calculation agent calculates a level as a substitute as to any Index, the successor index or level will be used as a substitute for all purposes, including for the purpose of determining whether a Market Disruption Event exists.

Notwithstanding these alternative arrangements, any modification or discontinuance of the publication of any Index to which your LIRNs are linked may adversely affect trading in the LIRNs.

Anti-Dilution and Discontinuance Adjustments Relating to Underlying Funds

As to any Underlying Fund, the calculation agent, in its sole discretion, may adjust the Price Multiplier (and as a result, the Observation Levels, if applicable, and the Ending Value), and any other terms of the LIRNs (such as the Starting Value), if an event described below occurs after the pricing date and on or before the final calculation day during the Maturity Valuation Period and if the calculation agent determines that such an event has a dilutive or concentrative effect on the theoretical value of the shares or units of the applicable Underlying

Fund or any successor underlying fund.

The Price Multiplier for any Underlying Fund resulting from any of the adjustments specified below will be rounded to the eighth decimal place with five one-billionths being rounded upward. No adjustments to the Price Multiplier will be required unless the adjustment would require a change of at least 0.1% in the Price Multiplier then in effect. Any adjustment that would require a change of less than 0.1% in the Price Multiplier which is not applied at the time of the event may be reflected at the time of any subsequent adjustment that would require an adjustment of the Price Multiplier. The required adjustments specified below do not cover all events that could affect an Underlying Fund.

No adjustments to the Price Multiplier for any Underlying Fund or any other terms of the LIRNs will be required other than those specified below. However, the calculation agent may, at its sole discretion, make additional adjustments or adjustments that differ from those described herein to the Price Multiplier or any other terms of the LIRNs to reflect changes to an Underlying Fund if the calculation agent determines in good faith and a commercially reasonable manner that the adjustment is appropriate to ensure an equitable result.

The calculation agent will be solely responsible for the determination of any adjustments to the Price Multiplier for any Underlying Fund or any other terms of the LIRNs and of any related determinations with respect to any distributions of stock, other securities or other property or assets, including cash, in connection with any event described below; its determinations and calculations will be conclusive absent a determination of a manifest error.

No adjustments are required to be made for certain other events, such as offerings of equity securities by an Underlying Fund for cash or in connection with the occurrence of a partial tender or exchange offer for shares or units of that Underlying Fund by the Underlying Fund.

Following an event that results in an adjustment to the Price Multiplier for any Underlying Fund or any of the other terms of the LIRNs, the calculation agent may (but is not required to) provide holders of the LIRNs with information about that adjustment as it deems appropriate, depending on the nature of the adjustment. Upon written request by any holder of the LIRNs, the calculation agent will provide that holder with information about such adjustment.

Anti-Dilution Adjustments

The calculation agent, in its sole discretion and as it deems reasonable, may adjust the Price Multiplier for any Underlying Fund (and as a result, any Observation Level, if applicable, and the Ending Value) and other terms of the LIRNs, as a result of certain events related to an Underlying Fund, which include, but are not limited to, the following:

Share Splits and Reverse Share Splits. If an Underlying Fund is subject to a share split or reverse share split, then once such split has become effective, the Price Multiplier for that Underlying Fund will be adjusted such that the new Price Multiplier will equal the product of:

•	the prior Price Multiplier; and

•	the number of shares or units that a holder of one share or unit of the Underlying Fund before the effective date of the share split or reverse share split would have owned immediately following the applicable effective date.

For example, a two-for-one share split would ordinarily change a Price Multiplier of one into a Price Multiplier of two. In contrast, a one-for-two reverse share split would ordinarily change a Price Multiplier of one into a Price Multiplier of one-half.

Share Dividends. If an Underlying Fund is subject to (i) a share dividend (i.e., an issuance of additional shares or units of that Underlying Fund) or (ii) a distribution of additional shares or units of that Underlying Fund as a result of the triggering of any provision of the organizational documents of the Underlying Fund or otherwise that is given ratably to all holders of shares or units of that Underlying Fund, then, once the dividend has become effective and that Underlying Fund is trading ex-dividend, the Price Multiplier for that Underlying Fund will be adjusted on the ex-dividend date (as defined below) such that the new Price Multiplier will equal the prior Price Multiplier plus the product of:

•	the prior Price Multiplier; and

•	the number of additional shares or units issued in the share dividend with respect to one share or unit of the Underlying Fund;

provided that no adjustment will be made for a share dividend for which the number of shares or units of an Underlying Fund paid or distributed is based on a fixed cash equivalent value, unless such distribution is an Extraordinary Dividend (as defined below).

For example, a share or unit dividend of one new share or unit for each share or unit held would ordinarily change a Price Multiplier of one into a Price Multiplier of two.

Extraordinary Dividends. There will be no adjustments to the Price Multiplier of an Underlying Fund to reflect any cash dividends or cash distributions paid with respect to that Underlying Fund other than Extraordinary Dividends, as described below, and distributions described under the sections entitled “—Other Distributions” and “—Reorganization Events” below.

An “Extraordinary Dividend” means, with respect to a cash dividend or other distribution with respect to an Underlying Fund, a dividend or other distribution that the calculation agent determines, in its sole discretion, is not declared or otherwise made according to the relevant Underlying Fund’s then existing policy or practice of paying such dividends on a quarterly or other regular basis. If an Extraordinary Dividend occurs, the Price Multiplier for that Underlying Fund will be adjusted on the ex-dividend date so that the new Price Multiplier will equal the product of:

•	the prior Price Multiplier; and

•	a fraction, the numerator of which is the Closing Market Price per share or unit of the Underlying Fund on the Market Measure Business Day preceding the ex-dividend date and the denominator of which is the amount by which the Closing Market Price per share or unit of the Underlying Fund on that preceding Market

Measure Business Day exceeds the Extraordinary Dividend Amount (as defined below).

The “Extraordinary Dividend Amount” with respect to an Extraordinary Dividend will equal:

•	in the case of cash dividends or other distributions that are paid as regular dividends, the amount per share or unit of the applicable Underlying Fund of that Extraordinary Dividend minus the amount per share or unit of the immediately preceding non-Extraordinary Dividend for that share or unit; or

•	in the case of cash dividends or other distributions that are not paid as regular dividends, the amount per share or unit of the applicable Underlying Fund of that Extraordinary Dividend.

To the extent an Extraordinary Dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent, whose determination will be conclusive. A distribution on the applicable Underlying Fund described under the sections entitled “—Other Distributions” and “—Reorganization Events” below that also constitutes an Extraordinary Dividend will only cause an adjustment under those respective sections.

Other Distributions. If an Underlying Fund, after the pricing date, declares or makes a distribution to all holders of the shares or units of the applicable Underlying Fund of any class of its securities (other than shares or units of the applicable Underlying Fund), evidences of its indebtedness or other non-cash assets, including, but not limited to, transferable rights and warrants, then, in each of these cases, once the distribution has become effective and the shares or units are trading ex-dividend, the Price Multiplier for that Underlying Fund will be adjusted such that the new Price Multiplier will equal the product of:

•	the prior Price Multiplier; and

•	a fraction, the numerator of which will be the Current Market Price (as defined below) per share or unit of the applicable Underlying Fund, and the denominator of which will be the Current Market Price per share or unit of the applicable Underlying Fund, less the fair market value (as defined below), as determined by the calculation agent, as of the time the adjustment is effected of the portion of the capital stock, evidences of indebtedness, rights or warrants, or other non-cash assets so distributed or issued applicable to one share or unit of the applicable Underlying Fund.

The “Current Market Price” of any Underlying Fund means the arithmetic average of the Closing Market Prices of one share or unit of that Underlying Fund for the five Market Measure Business Days prior to the Market Measure Business Day immediately preceding the ex-dividend date of the distribution requiring an adjustment to the Price Multiplier.

“Ex-dividend date” means, for purposes of this section, the first Market Measure Business Day on which transactions in the shares or units of any Underlying Fund trade on the relevant exchange without the right to receive an applicable cash dividend or other cash distribution.

The “fair market value” of any such distribution means the value of such distribution on the ex-dividend date for such distribution, as determined by the calculation agent. If such distribution consists of property traded on the ex-dividend date on a U.S. national securities exchange, the fair market value will equal the Closing Market Price of such distributed property on such ex-dividend date.

Reorganization Events

If after the pricing date and on or before the final calculation day during the Maturity Valuation Period as to any Underlying Fund, the Underlying Fund (or successor underlying fund, as defined below) has been subject to a merger, combination, consolidation, or statutory exchange of securities with another exchange-traded fund, and the Underlying Fund (or any successor underlying fund) is not the surviving entity, then, on or after the date of such event, the calculation agent shall, in its sole discretion, make an adjustment to the Price Multiplier for that Underlying Fund (or any successor underlying fund) or any other terms of the LIRNs as the calculation agent, in its sole discretion, determines appropriate to account for the economic effect on the LIRNs of that event (including adjustments to account for changes in volatility, expected dividends, stock loan rate or liquidity relevant to the Underlying Fund (or any successor underlying fund) or to the LIRNs), and determine the effective date of that adjustment. If the calculation agent determines that no adjustment that it could make will produce a commercially reasonable result, then the calculation agent may deem the Underlying Fund (or any successor underlying fund) to be delisted, liquidated discontinued, or otherwise terminated, the treatment of which is described below under “—Discontinuance of or Material Change to an Underlying Fund.” For the avoidance of doubt, any adjustment will be made on or after the effective date of the reorganization and not on the date of the announcement of a plan or intention to effect such an event.

Discontinuance of or Material Change to an Underlying Fund

If shares or units of an Underlying Fund are delisted from its primary securities exchange (or any other relevant exchange), liquidated, or otherwise terminated, the calculation agent will substitute an exchange-traded fund that the calculation agent determines, in its sole discretion, is comparable to the discontinued Underlying Fund (that exchange-traded fund being referred to herein as a “successor underlying fund”). In that event, the calculation agent may in its sole discretion adjust the applicable Price Multiplier or any value of the Underlying Fund or the successor underlying fund with a view to offsetting, to the extent practicable, any difference in the relative prices of the discontinued Underlying Fund and the successor underlying fund at that time.

If an Underlying Fund (or any successor underlying fund) is delisted, liquidated, or otherwise terminated and the calculation agent determines that no adequate substitute for the Underlying Fund (or any successor underlying fund) is available, then the calculation agent will, in its sole discretion, calculate the Closing Market Price of that Underlying Fund (or any successor underlying fund) by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate that Underlying Fund (or any successor underlying fund). If the calculation agent determines that no such computation methodology will produce a commercially reasonable result, then the calculation agent, in its discretion, may cause the maturity date of the LIRNs to be accelerated as described below.

If a successor underlying fund is selected or the calculation agent calculates the Closing Market Price by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the discontinued Underlying Fund (or any successor underlying fund), that successor underlying fund or substitute computation methodology, as applicable, will be substituted for the discontinued Underlying Fund (or any successor underlying fund) for all purposes of the LIRNs.

If at any time:

•	the Underlying Index of an Underlying Fund (or the underlying index related to a successor underlying fund) is discontinued or ceases to be published and (i) the Market Measure Publisher of the Underlying Index or another entity does not publish a successor or substitute underlying index that the calculation agent determines, in its sole discretion, to be comparable to the Underlying Index (a “successor underlying index”) or (ii) the Market Measure Publisher of the Underlying Fund does not announce that the Underlying Fund will track the successor underlying index; or

•	an Underlying Fund (or any successor underlying fund) in any way is modified (including, but not limited to, a material change in the investment policies, objectives or methodology of the Underlying Fund, or a material change to the related Underlying Index) so that the Underlying Fund does not, in the opinion of the calculation agent, fairly represent the price per share or unit of that Underlying Fund (or any successor underlying fund) had those changes or modifications not been made;

then, from and after that time, the calculation agent may, in its sole discretion, determine to make those calculations and adjustments that, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a Closing Market Price of that Underlying Fund (or any successor underlying fund) as if those changes or modifications had not been made. The calculation agent also may determine that no adjustment is required. If the calculation agent determines that no such calculation or adjustment will produce a commercially reasonable result, then the calculation agent, in its discretion, may cause the maturity date of the LIRNs to be accelerated as described below.

The calculation agent will be solely responsible for the method of calculating the Closing Market Price of an Underlying Fund (or any successor underlying fund) and of any related determinations and calculations, and its determinations and calculations with respect thereto will be conclusive in the absence of manifest error.

Notwithstanding these alternative arrangements, any modification or discontinuance of an Underlying Fund or the related Underlying Index may adversely affect trading in the LIRNs.

Subject to the below paragraph, if the calculation agent determines that no adjustment that it could make will produce a commercially reasonable result, then the calculation agent, in its discretion, may cause the maturity date of the LIRNs to be accelerated to the fifth business day (the “date of acceleration”) following the date of that determination and any amount payable on the LIRNs will be calculated as though the date of acceleration were the stated maturity date of the LIRNs and as if the final calculation day of the Maturity Valuation Period were the fifth Market Measure Business Day prior to the date of acceleration. In addition, the LIRNs will not bear a default interest rate.

If the LIRNs are subject to an automatic call and if, on or prior to the final Observation Date, the calculation agent determines that no adjustment that it could make will produce a commercially reasonable result, then the calculation agent, in its discretion, may cause the maturity date of the LIRNs to be accelerated to the fifth business day (the “date of acceleration”) following the date of that determination and the amount payable to you will be determined as described in “—Automatic Call” as if the next scheduled Observation Date were the fifth Market Measure Business Day prior to the date of acceleration, provided that the applicable Observation Level as of that date is greater than or equal to the Call Level. In such case, the calculation agent shall pro-rate the applicable Call Premium and Call Amount according to the period of time elapsed between the settlement date of the LIRNs and the date of acceleration. For the avoidance of doubt, if the Observation Level of the Market Measure as of that date is less than the Call Level, the payment on the LIRNs will be calculated as set forth in the prior paragraph.

Basket Market Measures

If the Market Measure to which your LIRNs are linked is a Basket, the Basket Components and, if necessary, the definition of Market Measure Business Day will be set forth in the applicable term sheet. We will assign each Basket Component a weighting (the “Initial Component Weight”) so that each Basket Component represents a percentage of the Starting Value of the Basket on the pricing date. The Basket Components may or may not have equal Initial Component Weights, as set forth in the applicable term sheet.

Determination of the Component Ratio for Each Basket Component

The “Starting Value” of the Basket will be equal to 100. We will set a fixed factor (the “Component Ratio”) for each Basket Component on the pricing date, based upon the weighting of that Basket Component. The Component Ratio for each Basket Component will equal:

•	the Initial Component Weight (expressed as a percentage) for that Basket Component, multiplied by 100; divided by

•	the closing level or the Closing Market Price, as applicable, of that Basket Component on the pricing date.

Each Component Ratio will be rounded to eight decimal places.

The Component Ratios will be calculated in this way so that the Starting Value of the Basket will equal 100 on the pricing date. The Component Ratios will not be revised subsequent to their determination on the pricing date, except that the calculation agent may in its good faith judgment adjust the Component Ratio of any Basket Component in the event that Basket Component is materially changed or modified in a manner that does not, in the opinion of the calculation agent, fairly represent the value of that Basket Component had those material changes or modifications not been made.

The following table is for illustration purposes only, and does not reflect the actual composition, Initial Component Weights, or Component Ratios of a Basket, which will be set forth in the applicable term sheet.

Example: The hypothetical Basket Components are Underlying Fund ABC, Index XYZ, and Index RST, with their Initial Component Weights being 50.00%, 25.00% and 25.00%, respectively, on a hypothetical pricing date:

Basket Component	Initial Component Weight	Hypothetical Closing Level or Closing Market Price (1)	Hypothetical Component Ratio(2)	Initial Basket Value Contribution
Underlying Fund ABC	50.00%	$500.00	0.10000000	50.00
Index XYZ	25.00%	2,420.00	0.01033058	25.00
Index RST	25.00%	1,014.00	0.02465483	25.00
Starting Value of the Basket				100.00

(1)	This column sets forth the hypothetical closing level or Closing Market Price, as applicable, of each Basket Component on the hypothetical pricing date.

(2)	The hypothetical Component Ratio for each Basket Component equals its Initial Component Weight (expressed as a percentage) multiplied by 100, and then divided by the hypothetical closing level or Closing Market Price, as applicable, of that Basket Component on the hypothetical pricing date, with the result rounded to eight decimal places.

Unless otherwise stated in the applicable term sheet, if a Market Disruption Event occurs on the pricing date as to any Basket Component or the pricing date is determined by the calculation agent not to be a Market Measure Business Day for any Basket Component by reason of an extraordinary event, occurrence, declaration or otherwise, the calculation agent will establish the closing level or the Closing Market Price, as applicable, of that Basket Component (the “Basket Component Closing Value”), and thus its Component Ratio, based on the closing level or the Closing Market Price, as applicable, of that Basket Component on the first Market Measure Business Day following the pricing date on which no Market Disruption Event occurs for that Basket Component. In the event that a Market Disruption Event or non-Market Measure Business Day occurs for that Basket Component on the pricing date and on each scheduled Market Measure Business Day thereafter to and including the second scheduled Market Measure Business Day following the pricing date, the calculation agent (not later than the close of business in New York, New York on the second scheduled Market Measure Business Day following the pricing date) will estimate the Basket Component Closing Value, and thus the applicable Component Ratio, in a manner that the calculation agent considers commercially reasonable. The applicable final term sheet will provide the Basket Component Closing Value, a brief statement of the facts relating to the establishment of the Basket Component Closing Value (including the applicable Market Disruption Event(s)), and the applicable Component Ratio.

For purposes of determining whether a Market Disruption Event has occurred as to any Basket Component, “Market Disruption Event” will have the meaning stated above in “—Market Disruption Events.”

Observation Level or Ending Value of the Basket

The “Observation Level” of the Basket, if applicable, will be the value of the Basket on the relevant Observation Date.

The “Ending Value” of the Basket will equal the average value of the Basket on each calculation day during the Maturity Valuation Period.

The calculation agent will calculate the value of the Basket for an Observation Date or a calculation day by summing the products of the closing level or the Closing Market Price, as applicable, of each Basket Component on the relevant Observation Date or calculation day (multiplied by its Price Multiplier on that day, if applicable) and the Component Ratio for that Basket Component. The value of the Basket will vary based on the increase or decrease in the value of each Basket Component. Any increase in the value of a Basket Component (assuming no change in the value of the other Basket Component or Basket Components) will result in an increase in the value of the Basket. Conversely, any decrease in the value of a Basket Component (assuming no change in the value of the other Basket Component or Basket Components) will result in a decrease in the value of the Basket.

Unless otherwise specified in the applicable term sheet, if, for any Basket Component (an “Affected Basket Component”), (i) a Market Disruption Event occurs on a scheduled calculation day during the Maturity Valuation Period or, if applicable, on an Observation Date or (ii) any scheduled calculation day or any scheduled Observation Date is determined by the calculation agent not to be a Market Measure Business Day by reason of an extraordinary event, occurrence, declaration, or otherwise (any such day in either (i) or (ii) being a “non-calculation day”), the calculation agent will determine the closing levels or the Closing Market Prices, as applicable, of the Basket Components for that non-calculation day, and as a result, the Ending Value or the relevant Observation Level, if applicable, as follows:

•	The closing level or the Closing Market Price, as applicable, of each Basket Component that is not an Affected Basket Component will be its closing level or Closing Market Price, as applicable, on such non-calculation day.

•	The closing level or the Closing Market Price, as applicable, of each Basket Component that is an Affected Basket Component for the applicable non-calculation day will be determined in the same manner as described above in “—Automatic Call” (if determining an Observation Level) or as described in the second to last paragraph of subsection “—The Starting Value and the Ending Value—Ending Value,” provided that references to “Market Measure” will be deemed to be references to the applicable “Basket Component.”

For purposes of determining whether a Market Disruption Event has occurred as to any Basket Component, “Market Disruption Event” will have the meaning stated above in “—Market Disruption Events.”

Role of the Calculation Agent

The calculation agent has the sole discretion to make all determinations regarding the LIRNs as described in this product supplement, including determinations regarding the Starting Value, the Threshold Value, the Ending Value, the Market Measure, the Price Multiplier, the Redemption Amount, any Market Disruption Events, any successor index or successor underlying fund, Market Measure Business Days, business days, calculation days, non-calculation days, any anti-dilution adjustments and determinations related to any adjustments to, or discontinuance of, any Index or Underlying Fund and, if applicable, the Call Level, the Observation Level of the Market Measure on each Observation Date, and whether the LIRNs will be automatically called. Absent manifest error, all determinations of the calculation agent will be conclusive for all purposes and final and binding on you and us, without any liability on the part of the calculation agent.

We or one of our affiliates may act as the calculation agent, or we may appoint BofAS or one of its affiliates as the calculation agent for each issue of the LIRNs. Alternatively, we (or one of our affiliates) and BofAS (or one of its affiliates) may act as joint calculation agents for the LIRNs. When we refer to a “calculation agent” in this product supplement or in any term sheet, we are referring to the applicable calculation agent or joint calculation agents, as the case may be. However, we may change the calculation agent at any time without notifying you. The identity of the calculation agent will be set forth in the applicable term sheet.

Same-Day Settlement and Payment

The LIRNs will be delivered in book-entry form only through The Depository Trust Company against payment by purchasers of the LIRNs in immediately available funds. We will pay any amount payable on the LIRNs in immediately available funds so long as the LIRNs are maintained in book-entry form.

Events of Default and Acceleration

Events of default are defined in the senior debt securities indenture. Subject to the below paragraph and notwithstanding anything to the contrary in the accompanying prospectus supplement, if such an event occurs and is continuing, unless otherwise stated in the applicable term sheet, the amount payable to a holder of the LIRNs upon any acceleration permitted under the senior debt securities indenture will be equal to the Redemption Amount described under the caption “—Payment at Maturity,” provided that such Redemption Amount will be determined as if the date of acceleration were the maturity date of the LIRNs and as if the final calculation day of the Maturity Valuation Period were the fifth Market Measure Business Day prior to the date of acceleration. If a voluntary or involuntary liquidation, bankruptcy, insolvency or any analogous proceeding is filed with respect to the issuer of the LIRNs, then depending on the applicable bankruptcy law, your claim may be limited to an amount that could be less than the amount payable upon default and acceleration as described above. In case of a default in payment under the LIRNs, whether at their maturity or upon acceleration, and whether in an insolvency proceeding or otherwise, the LIRNs will not accrue any default or other interest rate.

If the LIRNs are subject to an automatic call and an event of default occurs on or prior to the final Observation Date on which the LIRNs may be subject to an automatic call, then the payment on the LIRNs will be determined as described in “—Automatic Call” as if the next scheduled Observation Date were the fifth Market Measure Business Day prior to the date of acceleration, provided that the applicable Observation Level as of that date is greater than or equal to the Call Level. In such case, the calculation agent shall pro-rate the applicable Call Premium and Call Amount according to the period of time elapsed between the settlement date of the LIRNs and the date of acceleration. For the avoidance of doubt, if the Observation Level of the Market Measure as of that date is less than the Call Level, the payment on the LIRNs will be calculated as set forth in the prior paragraph.

In addition, as described elsewhere in this document as well as in the accompanying prospectus supplement and prospectus and in the applicable term sheet, under the U.K. Banking Act 2009, as amended, the relevant U.K. resolution authority may exercise a U.K. Bail-in Power in circumstances in which the U.K. resolution authority is satisfied that the resolution conditions are met. Accordingly, and notwithstanding anything to the contrary above, any payment on LIRNs (including, without limitation, any payment following an acceleration permitted under the senior debt securities indenture) will be subject to the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority.

Listing

Unless otherwise specified in the applicable term sheet, the LIRNs will not be listed on a securities exchange or quotation system.

SUPPLEMENTAL PLAN OF DISTRIBUTION

BofAS and one or more of its affiliates may act as our agents for any offering of the LIRNs. The agents may act on either a principal basis or an agency basis, as set forth in the applicable term sheet. Each agent will be a party to the distribution agreement described in the “Plan of Distribution (Conflicts of Interest)” on page 77 of the accompanying prospectus and on page S-103 of the accompanying prospectus supplement.

Each agent will receive an underwriting discount that is a percentage of the aggregate principal amount of the LIRNs sold through its efforts, which will be set forth in the applicable term sheet. You must have an account with the applicable agent in order to purchase the LIRNs.

None of the agents is acting as your fiduciary or advisor solely as a result of the making of any offering of the LIRNs, and you should not rely upon this product supplement, the applicable term sheet, or the accompanying prospectus supplement or prospectus as investment advice or a recommendation to purchase any LIRNs. You should make your own investment decision regarding the LIRNs after consulting with your legal, tax, and other advisors.

BofAS and its affiliates may use this product supplement, the prospectus supplement, and the prospectus, together with the applicable term sheet, in market-making transactions for any LIRNs after their initial sale solely for the purpose of providing investors with the description of the terms of the LIRNs that were made available to investors in connection with the initial distribution of the LIRNs. Secondary market investors should not, and will not be authorized to rely on these documents for information regarding Barclays Bank PLC or for any purpose other than that described in the immediately preceding sentence.